EXECUTION COPY

                                     RECEIVABLES
                             PURCHASE AND SALE AGREEMENT

                            Dated as of December 15, 1994

                                        Among

                          THE CONTINENTAL INSURANCE COMPANY
                         BOSTON OLD COLONY INSURANCE COMPANY
                         THE BUCKEYE UNION INSURANCE COMPANY
                              CASUALTY INSURANCE COMPANY
                     COMMERCIAL INSURANCE COMPANY OF NEWARK, N.J.
                   THE CONTINENTAL INSURANCE COMPANY OF NEW JERSEY
                        CONTINENTAL LLOYD'S INSURANCE COMPANY
                         CONTINENTAL REINSURANCE CORPORATION
                    THE FIDELITY AND CASUALTY COMPANY OF NEW YORK
                  FIREMEN'S INSURANCE COMPANY OF NEWARK, NEW JERSEY
                          THE GLENS FALLS INSURANCE COMPANY
                    KANSAS CITY FIRE AND MARINE INSURANCE COMPANY
                        THE MAYFLOWER INSURANCE COMPANY, LTD.
                 NATIONAL-BEN FRANKLIN INSURANCE COMPANY OF ILLINOIS
                            NIAGARA FIRE INSURANCE COMPANY
                              PACIFIC INSURANCE COMPANY
              WORKERS' COMPENSATION AND INDEMNITY COMPANY OF CALIFORNIA

                                Collectively as Seller
                                ----------------------

                                         and

                             THE PURCHASERS NAMED HEREIN

                                    as Purchasers
                                    -------------

                                         and

                             CITICORP NORTH AMERICA, INC.

                                       as Agent
                                       --------

                                  TABLE OF CONTENTS


          Section                                                      Page
          -------                                                      ----
          PRELIMINARY STATEMENTS  . . . . . . . . . . . . . . . . . . .   1


                                      ARTICLE I

                                     DEFINITIONS

          SECTION 1.01.  Certain Defined Terms  . . . . . . . . . . . .   2
          SECTION 1.02.  Other Terms  . . . . . . . . . . . . . . . . .   9
          SECTION 1.03.  Computation of Time Periods  . . . . . . . . .  10


                                      ARTICLE II

                          AMOUNTS AND TERMS OF THE PURCHASE

          SECTION 2.01.  The Purchase . . . . . . . . . . . . . . . . .  10
          SECTION 2.02.  Making the Purchase from the Seller  . . . . .  10
          SECTION 2.03.  Fees . . . . . . . . . . . . . . . . . . . . .  11
          SECTION 2.04.  Settlement Procedures  . . . . . . . . . . . .  11
          SECTION 2.05.  Commissions  . . . . . . . . . . . . . . . . .  14
          SECTION 2.06.  Payments and Computations, Etc.  . . . . . . .  14
          SECTION 2.07.  Sharing of Payments, Etc.  . . . . . . . . . .  15


                                     ARTICLE III

                                CONDITIONS OF PURCHASE

          SECTION 3.01.  Conditions Precedent to Purchase . . . . . . .  16
          SECTION 3.02.  Conditions Subsequent to Purchase  . . . . . .  18


                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES

          SECTION 4.01.  Representations and Warranties of
                         Each Originator . . . . . . . . . . . . . .  .  18

          Section                                                      Page
          -------                                                      ----

                                      ARTICLE V

                         GENERAL COVENANTS OF EACH ORIGINATOR

          SECTION 5.01.  Affirmative Covenants of Each
                        Originator  . . . . . . . . . . . . . . . . . .  22
          SECTION 5.02.  Negative Covenants of Each
                        Originator  . . . . . . . . . . . . . . . . . .  24


                                      ARTICLE VI

                            ADMINISTRATION AND COLLECTION

          SECTION 6.01.  Designation of Collection Agent  . . . . . . .  25
          SECTION 6.02.  Duties of Collection Agent . . . . . . . . . .  26
          SECTION 6.03.  Rights of the Agent  . . . . . . . . . . . . .  27
          SECTION 6.04.  Responsibilities of the Seller . . . . . . . .  28
          SECTION 6.05.  Further Action Evidencing the
                        Purchase  . . . . . . . . . . . . . . . . . . .  29
          SECTION 6.06.  Application of Collections . . . . . . . . . .  30


                                     ARTICLE VII

                                      THE AGENT

          SECTION 7.01.  Authorization and Action . . . . . . . . . . .  30
          SECTION 7.02.  Agent's Reliance, Etc. . . . . . . . . . . . .  31
          SECTION 7.03.  CNA and Affiliates . . . . . . . . . . . . . .  31
          SECTION 7.04.  Purchaser's Purchase Decision  . . . . . . . .  31


                                     ARTICLE VIII

                            ASSIGNMENT OF SHARE PERCENTAGE

          SECTION 8.01.  Assignment . . . . . . . . . . . . . . . . . .  32

          Section                                                      Page
          -------                                                      ----

          SECTION 8.02.  Authorization of Agent . . . . . . . . . . . .  32
          SECTION 8.03.  Payments to Agent  . . . . . . . . . . . . . .  33
          SECTION 8.04.  Assignment to Seller . . . . . . . . . . . . .  33


                                      ARTICLE IX

                                   INDEMNIFICATION

          SECTION 9.01.  Indemnities by the Seller and the
                        Originators . . . . . . . . . . . . . . . . . .  33


                                      ARTICLE X

                                    MISCELLANEOUS

          SECTION 10.01.  Amendments, Etc.  . . . . . . . . . . . . . .  35
          SECTION 10.02.  Notices, Etc. . . . . . . . . . . . . . . . .  36
          SECTION 10.03.  No Waiver; Remedies . . . . . . . . . . . . .  36
          SECTION 10.04.  Binding Effect; Assignability . . . . . . . .  36
          SECTION 10.05.  Governing Law . . . . . . . . . . . . . . . .  37
          SECTION 10.06.  Costs, Expenses and Taxes . . . . . . . . . .  37
          SECTION 10.07.  No Proceedings  . . . . . . . . . . . . . . .  37
          SECTION 10.08.  Confidentiality . . . . . . . . . . . . . . .  38
          SECTION 10.09.  Trigger Events  . . . . . . . . . . . . . . .  39
          SECTION 10.10.  Independent Decision  . . . . . . . . . . . .  42
          SECTION 10.11.  Execution in Counterparts . . . . . . . . . .  42

                            LIST OF SCHEDULES AND EXHIBITS


          SCHEDULE I   List of Purchased Receivables

          SCHEDULE II  Purchaser Allocations

          SCHEDULE III Forecasted Collections and Agents' Commissions

          EXHIBIT A    Form of Ownership Document

          EXHIBIT B    Form of Assignment of Purchased Receivable

          EXHIBIT C    Form of Contracts

          EXHIBIT D    Form of Purchaser Report

          EXHIBIT E    Form of Opinion(s) of Counsel for Seller and Each
                       Originator

          EXHIBIT E-1  Form of Opinion of Counsel for The Continental
                       Corporation

          EXHIBIT E-2  Form of Opinion of Counsel for Seller and Each
                       Originator

          EXHIBIT F    List of Offices of Each Originator Where Records Are
                       Kept

          EXHIBIT G    Form of Company Agreement

                                     RECEIVABLES

                             PURCHASE AND SALE AGREEMENT

                            Dated as of December 15, 1994

                    THE CONTINENTAL INSURANCE COMPANY, a New Hampshire corporation, BOSTON OLD COLONY INSURANCE COMPANY, a Massachusetts corporation, THE BUCKEYE UNION INSURANCE COMPANY, an Ohio corporation, CASUALTY INSURANCE COMPANY, an Illinois corporation, COMMERCIAL INSURANCE COMPANY OF NEWARK, N.J., a New Jersey corporation, THE CONTINENTAL INSURANCE COMPANY OF NEW JERSEY, a New Jersey corporation, CONTINENTAL LLOYD'S INSURANCE COMPANY, a Lloyd's organization formed under the Texas Insurance Code, CONTINENTAL REINSURANCE CORPORATION, a California corporation, THE FIDELITY AND CASUALTY COMPANY OF NEW YORK, a New Hampshire corporation, FIREMEN'S INSURANCE COMPANY OF NEWARK, NEW JERSEY, a New Jersey corporation, THE GLENS FALLS INSURANCE COMPANY, a Delaware corporation, KANSAS CITY FIRE AND MARINE INSURANCE COMPANY, a Missouri corporation, THE MAYFLOWER INSURANCE COMPANY, LTD., an Indiana corporation, NATIONAL-BEN FRANKLIN INSURANCE COMPANY OF ILLINOIS, an Illinois corporation, NIAGARA FIRE INSURANCE COMPANY, a Delaware corporation, PACIFIC INSURANCE COMPANY, a California corporation, and WORKERS' COMPENSATION AND INDEMNITY COMPANY OF CALIFORNIA, a California corporation (each such corporation, individually, being herein referred to as an "Originator" and, collectively, as the "Originators" or the
           ----------                             -----------
          "Seller"), the purchasers listed on the signature pages hereof
           ------
          (collectively with any Person that has become an Assignee hereunder pursuant to Section 8.01, being the "Purchasers" and,
                                                         ----------
          individually, a "Purchaser"), and CITICORP NORTH AMERICA, INC., a
                           ---------
          Delaware corporation, individually ("CNA") and as agent for the
                                               ---
          Purchasers (the "Agent"), agree as follows:
                           -----

                    PRELIMINARY STATEMENTS. (1) Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in Article I of this Agreement.

                    (2)  As of the date hereof, the Originators constitute
          all of the parties to that certain Intercompany Pooling Agreement effective January 1, 1984 as heretofore amended by certain addenda thereto (as so amended and as further, from time to time, amended, modified or supplemented pursuant to one or more addenda or otherwise, the "Intercompany Pooling Agreement"), pursuant to
                             ------------------------------
          which each Originator (other than Continental, Pacific Insurance Company, Casualty Insurance Company and Workers' Compensation and Indemnity Company of California) sold, transferred and assigned, and continues to sell, transfer and assign, to Continental certain accounts receivable, including the Receivables, to the extent of such Originator's right, title and interest therein, and simultaneously therewith Continental sold, transferred and assigned, and continues to sell, transfer and assign, to each Originator (other than Continental) a percentage interest and participation in such accounts receivable and in certain of its accounts receivable, including the Receivables, to the extent of its right, title and interest therein.

                    (3) The Seller wishes to sell and the Purchasers are prepared to purchase certain Receivables and to assume the liabilities for commission expenses related thereto.

                    (4) CNA has been requested and is prepared to act as Agent.

                    NOW, THEREFORE, the parties agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

                    SECTION 1.01.  Certain Defined Terms.  As used in this
                                   ---------------------
          Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                    "Adverse Claim" means a lien, security interest, charge
                     -------------
          or encumbrance, or other right or claim of any Person other than a right or claim (i) created by this Agreement in favor of the Purchasers, (ii) as against any Contract (but not the related Purchased Receivables) for payment of a loss, asserted by a Person who is a loss payee under such Contract, (iii) as against any Contract (but not the related Purchased Receivables) for contribution for payment of a loss, asserted by any Originator by reason of reinsurance provided for in the Intercompany Pooling Agreement or (iv) asserted by any insurance agent with respect to commissions, including any lien, security interest, charge or encumbrance relating to such agent's claim, but only to the extent the rights and claims referred to in this clause (iv) do not in the aggregate exceed the amount referred to in Section 4.01(p).

                    "Affiliate" means (i) as to any Person, any other
                     ---------
          Person that (x) directly or indirectly is in control of, is controlled by or is under common control with such Person or (y) is a director or officer of such Person or of any other Person that directly or indirectly is in control of, is controlled by or is under common control with such Person, (ii) as to CNA, shall also include Corporate Receivables Corporation, (iii) as to Atlantic Asset Securitization Corp., shall also include Credit Lyonnais, (iv) as to Falcon Asset Securitization Corporation, shall also include The First National Bank of Chicago and (v) as to Sheffield Receivables Corporation, shall also include Barclays Bank PLC.

                    "Agent" has the meaning specified assigned to such term
                     -----
          in the paragraph preceding the Preliminary Statements.

                    "Assignee" means any Person to which a Share Percentage
                     --------
          of Purchased Receivables has been, or shall be, assigned by a Purchaser pursuant to Section 8.01; provided, however, that
                                              --------  -------
          "Assignee" shall not include any Person that is engaged primarily, or is a member of a group (consisting of such Person and all of its Affiliates) which is engaged primarily, in the business of underwriting or selling insurance.

                    "Assignment" means an assignment, in substantially the
                     ----------
          form of Exhibit B, by which any Share Percentage shall be assigned.

                    "Business Day" means any day other than a Saturday,
                     ------------
          Sunday or public holiday or the equivalent for banks in New York City or Chicago.

                    "Cash Purchase Price" for a Purchaser means the amount
                     -------------------
          shown as the "Cash Purchase Price" for such Purchaser on Schedule
          II.

                    "Citibank" means Citibank, N.A., a national banking
                     --------
          association.

                    "CNA" has the meaning specified in the recital of
                     ---
          parties to this Agreement.

                    "Collection Agent" means at any time the Person then
                     ----------------
          authorized pursuant to Article VI to service, administer and collect on behalf of the Purchasers the Receivables.

                    "Collection Agent Fee" has the meaning assigned to that
                     --------------------
          term in Section 2.03.

                    "Collections" means, with respect to any Purchased
                     -----------
          Receivable, all cash collections and other cash proceeds of such Purchased Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Purchased Receivable, and any Collection of such Purchased Receivable deemed to have been received pursuant to clauses (i), (ii) and
          (iii) of Section 2.04(c).

                    "Company" means The Continental Corporation, a New York
                     -------
          corporation.

                    "Company Agreement" means an agreement of the Company,
                     -----------------
          in favor of the Agent on behalf of the Purchasers, in substantially the form of Exhibit G.

                    "Continental" means The Continental Insurance Company,
                     -----------
          a New Hampshire corporation, and any corporation which may succeed to the business and assets of such corporation by merger or consolidation or acquisition of assets.

                    "Contract" means a policy of insurance issued by an
                     --------
          Originator in favor of another Person, and billed by an invoice in substantially the form set forth in Exhibit C, pursuant to or under which such Originator shall provide insurance to such other Person.

                    "Credit and Collection Policy" means those credit and
                     ----------------------------
          collection policies and practices existing on the date hereof which are being followed by the Seller with respect to Contracts and Receivables related thereto, including those policies and practices maintained by the Seller's computer system, as modified in compliance with Section 5.02(c).

                    "Debt" means (i) indebtedness for borrowed money, (ii)
                     ----
          obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties (other than obligations arising under insurance policies and bonds issued by any Originator in the ordinary course of its business) in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above (other than obligations arising under insurance policies and bonds issued by any Originator in the ordinary course of its business), and (vi) liabilities in respect of unfunded benefits under plans covered by Title IV of ERISA.

                    "Deemed Cancelled Contract" means, as of any date, a
                     -------------------------
          Contract that has not been cancelled and with respect to which the related Purchased Receivable (a) has become Past Due or (b) if earlier, the date such Contract would be considered by the Seller as "past due" pursuant to its Credit and Collection Policy.

                    "Default Rate" means a fluctuating interest rate per
                     ------------
          annum as shall be in effect from time to time, which rate per annum shall at all times be equal to 2% per annum plus the higher of:

                    (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time as Citibank's base rate; or

                    (b) 1/2 of one percent above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent.

                    "Defaulted Receivable" means a Receivable:
                     --------------------

                    (i)    as to which any payment, or part thereof, is Past
               Due;

                    (ii) as to which the Insured thereof or any other Person obligated thereon or owning any Related Security in respect thereof, has taken any action, or suffered any event to occur, of the type described in Section 10.09(h);

                    (iii)  which, consistent with the Credit and
               Collection Policy, would be written off the Seller's books as uncollectible;

                    (iv) as to which the Insured thereof or the Seller has breached the Contract relating thereto; or

                    (v) which the insurance agent responsible for the collection thereof has been unable to collect and an Originator has undertaken to collect directly from the Insured.

                    "Eligible Receivable" means a Receivable:
                     -------------------

                    (i) the Insured of which is a United States resident and is not a government or a governmental subdivision or agency; provided that the Insured may be a government or a
                       --------
               governmental subdivision or agency so long as the aggregate Outstanding Balance of Receivables of such Insureds purchased hereunder does not exceed 10% of the aggregate Cash Purchase Price for all Purchasers;

                    (ii) the Insured of which is listed on Schedule I hereto;

                    (iii) the Insured of which is not the Insured on any Contract with respect to which there is a Defaulted Receivable;

                    (iv) which arises under a Contract currently in effect or the effective date of which will be within 30 days after the date of Purchase;

                    (v) which, on the date of Purchase, is not a Defaulted Receivable;

                    (vi) which, according to the Contract related thereto, is required to be paid in full by the earlier of (a) one year after the effective date of the Contract giving rise thereto or (b) one year after the date of Purchase hereunder;

                    (vii) which arises under a Contract which has been duly authorized and which, together with such Receivable, is in full force and effect (or which will be in full force and effect within 30 days after the date of Purchase) and which is not on the date of Purchase the subject of any dispute;

                    (viii) which does not arise under a Contract
               underwritten by the Marine Office of America Corporation or Associated Aviation Underwriters providing for commercial marine or commercial aviation insurance;

                    (ix) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which Receivable the Originator is not in violation of any such law, rule or regulation in any material respect;

                    (x) which satisfies all applicable requirements of the Credit and Collection Policy;

                    (xi) which is an "account receivable representing all or part of the sales price of merchandise, insurance or services" within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended;

                    (xii) which arose under a transaction which is a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

                    (xiii) which is an "account" or "general intangible"
               within the meaning of Section 9-106 of the UCC of all applicable jurisdictions;

                    (xiv) which is denominated and payable only in United States dollars in the United States of America;

                    (xv) as to which, at or prior to the time of Purchase hereunder, the Agent has not notified the Seller that the Agent has determined, in its sole discretion, that such Receivable (or class of Receivables) is not acceptable for purchase by a Purchaser hereunder; and

                    (xvi) the Outstanding Balance of which, together with the Outstanding Balance of each other Purchased Receivable of the same Insured, does not exceed more than 33% of the aggregate Holdback Amount for all Purchasers.

                    "ERISA" means the U.S. Employee Retirement Income
                     -----
          Security Act of 1974, as amended from time to time.

                    "Holdback Amount" for a Purchaser means the amount
                     ---------------
          shown as the "Holdback Amount" for such Purchaser on Schedule II.

                    "Holdback Termination Date" has the meaning specified
                     -------------------------
          in Section 2.04(d).

                    "Initial Purchasers" means the Purchasers as of the
                     ------------------
          date of the Purchase.

                    "Insured" means a Person party to a Contract in favor
                     -------
          of whom the policy of insurance evidenced by such Contract has been issued.

                    "Intercompany Pooling Agreement" has the meaning
                     ------------------------------
          specified in the Preliminary Statements.

                    "Investor" means CNA Financial Corporation, a Delaware
                     --------
          corporation.

                    "Majority Purchasers" means at any time at least two
                     -------------------
          Purchasers owning in aggregate a Share Percentage of the Purchased Receivables of more than 50.00%.

                    "Originator" has the meaning assigned to such term in
                     ----------
          the paragraph preceding the Preliminary Statements.

                    "Outstanding Balance" means, with respect to any
                     -------------------
          Receivable at any time, the then outstanding principal balance thereof without giving effect to any deductions for the payment of commissions to insurance agents of the Originators in accordance with Section 2.05, and "Outstanding Balance" means,
                                             -------------------
          with respect to all Purchased Receivables at any time, the then outstanding aggregate principal balance of all Purchased Receivables without giving effect to any deductions for the payment of commissions to insurance agents of the Originators in accordance with Section 2.05.

                    "Ownership Document" means a document delivered by the
                     ------------------
          Seller to a Purchaser, in substantially the form of Exhibit A, evidencing such Purchaser's undivided ownership interest in the Purchased Receivables.

                    "Past Due" means, with respect to a Receivable billed
                     --------
          directly by the Seller, 30 days past the date on which such Receivable is originally due from the Insured to the Seller under the terms of the Contract, and with respect to a Receivable billed by an insurance agent of the Seller, 45 days after the last day of the calendar month in which such Receivable was originally due to such agent by the Insured under the terms of the Contract (but in no event more than 75 days past the date such Receivable was originally due from the Insured to such agent under the terms of the Contract); for administrative convenience, February shall be deemed to have 30 days.

                    "Person" means an individual, partnership, corporation
                     ------
          (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                    "Purchase" means the purchase of the Purchased
                     --------
          Receivables that are listed on Schedule I.

                    "Purchased Receivables" means Receivables purchased
                     ---------------------
          from the Seller, in accordance with Section 2.02(a) and listed on
          Schedule I hereto.

                    "Purchaser" shall have the meaning specified in the
                     ---------
          introductory paragraph hereof.

                    "Purchaser Report" means a report, in substantially the
                     ----------------
          form of Exhibit D and including such other information as any of the Initial Purchasers or the Agent, as applicable, may reasonably request, furnished by the Collection Agent to the Initial Purchasers or the Agent pursuant to Section 2.04(e).

                    "Receivable" means all amounts (including premiums and
                     ----------
          advance billings for premiums but excluding service charges imposed on installment payments) from time to time payable by an Insured to an Originator under (or, in the case of advance billings, relating to) a Contract arising out of the sale of insurance. For purposes of Sections 2.04(c)(i) and (ii), each invoice for payment pursuant to such Contract shall be deemed, for administrative convenience, to represent a separate Receivable for purposes of this Agreement. In the case of Receivables arising from a Contract in respect of worker's compensation or other coverages subject to retrospective adjustment, the Receivable shall mean the deposit premium without adjustment for subsequent audit.

                    "Related Security" means with respect to any Receivable:
                     ----------------

                    (i) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; and

                    (ii) all guarantees and other agreements or
               arrangements of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise.

                    "Seller" has the meaning assigned to such term in the
                     ------
          paragraph preceding the Preliminary Statements. The parties hereto agree that at any time and from time to time the Originators may designate a single Originator to act for and on behalf of the Seller for all purposes under this Agreement; Continental is hereby so designated (any redesignation shall be effective for purposes hereof by notice from each of the Originators to the Agent designating another Originator to act for and on behalf of the Seller hereunder).

                    "Settlement Date" means each date set forth on Schedule
                     ---------------
          III as a "Settlement Date", and in the case of any month
                    ---------------
          subsequent to such dates, the 15th Business Day after the last day of each such calendar month.

                    "Share Percentage" means (a) for each Initial
                     ----------------
          Purchaser, the undivided percentage interest set forth for such Purchaser on Schedule II to this Agreement; and (b) immediately following each assignment pursuant to Article VIII by any assignor to any Assignee(s), an undivided percentage interest equal (i) in the case of the Share Percentage of such Assignee, to the product of (A) the Share Percentage of such assignor immediately prior to such assignment multiplied by (B) 100% (in the case of an assignment in full) or the fraction indicated in the related Assignment (in the case of a partial Assignment) and
          (ii) in the case of the Share Percentage of such assignor, to the difference between the Share Percentage of such assignor immediately prior to giving effect to such assignment and the related Share Percentage of such Assignee(s) calculated pursuant to clause (i) above.

                    "Target Amount" for a Purchaser means the amount shown
                     -------------
          as "Target Amount" for such Purchaser on Schedule II.

                    "UCC" means the Uniform Commercial Code as from time to
                     ---
          time in effect in the specified jurisdiction.

                    SECTION 1.02.  Other Terms.  All accounting terms not
                                   -----------
          specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in
          Article 9 of the UCC in effect in the State of New York and not specifically defined herein are used herein as defined in such
          Article 9.

                    SECTION 1.03.  Computation of Time Periods.  Unless
                                   ---------------------------
          otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".


                                      ARTICLE II

                          AMOUNTS AND TERMS OF THE PURCHASE

                    SECTION 2.01.  The Purchase.  On the terms and
                                   ------------
          conditions hereinafter set forth, each Purchaser may, in its sole discretion, purchase from the Seller, without recourse except for such limited recourse as is expressly provided for herein, such Purchaser's Share Percentage of the Receivables to be listed on
          Schedule I hereto for a purchase price set forth in Section 2.02.

                    SECTION 2.02.  Making the Purchase from the Seller.
                                   -----------------------------------
          (a) The Purchase shall be made on at least two Business Days' notice (or such lesser notice as the Purchasers may accept) from the Seller to the Agent, which notice shall specify the date of the Purchase. The Agent shall promptly thereafter notify each Purchaser of the date of the Purchase, and each Purchaser shall promptly notify the Agent, which shall promptly notify the Seller, whether such Purchaser has determined to make the Purchase. If any Purchaser elects to make the Purchase, such Purchaser shall, upon satisfaction of the conditions precedent set forth in Article III, pay such Purchaser's Cash Purchase Price as provided in subsection (b) below and such Purchaser's Holdback Amount as and when provided in Section 2.04 and assume the liability for commissions as set forth in Section 2.05. If any Purchaser does not elect to purchase its Share Percentage of the Receivables on the date specified in this Section 2.02(a), the Seller may in its sole discretion elect to sell to one or more other Purchasers a modified Share Percentage of such Receivables as may be agreed between the Seller and such Purchaser or Purchasers.

                    (b) If any Purchaser elects to make the Purchase, on the date of the Purchase such Purchaser shall, upon satisfaction of the conditions precedent set forth in Article III, make available to the Agent at its address referred to in Section
          10.02 such Purchaser's Cash Purchase Price payable to the Seller, as set forth in Section 2.02(a) above, at an account maintained by the Agent with Citibank as set forth on the signature pages hereof in immediately available funds. After receipt by the Agent of such funds, the Agent will pay the same by wire transfer in same day funds to the Seller, at Chemical Bank, 270 Park Avenue, New York, New York 10017, Attention: Tony Forgione, for credit to The Continental Insurance Company (Account Number 140-0-50093).

                    SECTION 2.03.  Fees.  Each Purchaser shall pay to the
                                   ----
          Collection Agent until the Holdback Termination Date for each calendar month such Purchaser's Share Percentage of a collection fee (the "Collection Agent Fee") in an amount equal to 1/4 of 1%
                    --------------------
          of the amount of Collections collected during such calendar month. The Collection Agent Fee for any calendar month shall be deducted by the Collection Agent from the amount due each Purchaser on account of such Purchased Receivables for such calendar month unless the Purchasers and the Collection Agent otherwise agree that such Collection Agent Fee shall be paid monthly in arrears by each Purchaser, in an amount equal to such Purchaser's Share Percentage of the Collection Agent Fee, on the Settlement Date immediately succeeding such calendar month.

                    SECTION 2.04.  Settlement Procedures.  (a)  The
                                   ---------------------
          Collection Agent shall, on each day on which Collections of Purchased Receivables are received by it with respect to any Purchased Receivable (after removing and remitting to the Originator any service charges excluded from the definition of "Receivables"), hold such amount in trust for the Purchasers to be applied as provided in Section 2.04(b) below.

                    (b) The Collection Agent shall deposit, to the account of each Initial Purchaser, or, in the case of all other Purchasers, to the account of the Agent, such Purchaser's Share Percentage of Collections of Purchased Receivables into such account maintained with such financial institution as shall be notified from time to time in writing by the Agent to the Collection Agent (it being understood that in the case of each Initial Purchaser such account shall initially be the account set forth on the signature pages hereof and in the case of all other Purchasers such account shall initially be the Agent's account, number 4056-3772, maintained with Citibank) as follows:

                    (i) Except as provided in (ii) below, all Collections received in accordance with Section 2.04 on or before the last day of each calendar month and not previously deposited in such accounts by the Collection Agent on a prior Settlement Date shall be so deposited on the Settlement Date occurring in the immediately succeeding month; and

                    (ii) At any time that the Majority Purchasers are
               reasonably insecure as to the ability of the Collection Agent or an Originator to perform under this Agreement or are reasonably dissatisfied with the collection performance of the Purchased Receivables, and the Agent has been so advised, or if any event of a type listed in Section 10.09 (without giving effect to any grace period or required notice) shall occur and be continuing, and in each case upon three Business Days' notice from the Agent (such notice to be delivered at the request of the Majority Purchasers), the Collection Agent shall (a) segregate, as soon as possible given the practices in effect on the date hereof, and (b) deposit as soon as possible, but no less frequently than weekly, in such accounts all amounts held in trust for the Purchasers in accordance with Section 2.04 and not previously deposited in such accounts by the Collection Agent;

          provided, however, that if the Purchasers and the Collection
          --------  -------
          Agent so agree in accordance with Section 2.03, the Collection Agent Fee shall be deducted from deposits made by the Collection Agent pursuant to this Section 2.04(b). Promptly after its receipt of any such Collections, the Agent shall make distribution thereof to each Purchaser other than an Initial Purchaser in an amount equal to such Purchaser's Share Percentage of such Collections.

                    (c)  For the purposes of this Section 2.04:

                    (i) if with respect to any Purchased Receivable (A) any amount of any premium is returned, (B) an insurance agent fails to pay over any amount of any premium due to the Seller or to the Collection Agent, or (C) the Seller of such Purchased Receivable makes any adjustment that reduces any premium payable to the Seller or the Collection Agent with respect thereto, then

                         (x) for purposes of calculations to be made under this Agreement, the Outstanding Balance of such Purchased Receivable shall be deemed to have been reduced by such amount or reduction, as the case may be; and

                         (y) the Seller shall be deemed to have received on such day a Collection in respect of such Purchased Receivable equal to such amount or reduction;

                    (ii) if any Contract with respect to a Purchased
               Receivable is cancelled or becomes a Deemed Cancelled Contract, then

                         (A) for purposes of calculations to be made under this Agreement, the entire Outstanding Balance of such Purchased Receivable shall be deemed to have been reduced to zero; and

                         (B)  the Seller shall be deemed to have received
                    on the date of such cancellation or on the date on
                    which such Contract first becomes a Deemed Cancelled Contract, as the case may be, Collections in respect of such Purchased Receivables equal to the entire Outstanding Balance of such Purchased Receivable (including but not limited to all amounts not then due), except that in the case of a Deemed Cancelled
                          ------
                    Contract the Seller shall not be deemed to have
                    received Collections of that portion of the Outstanding Balance of such Purchased Receivable that is Past Due on the date the Contract
                    becomes a Deemed Cancelled Contract, provided, that
                                                         --------
                    Collections of such excluded portion of such Outstanding Balance from time to time actually received shall be paid to the Purchasers in accordance with Section 2.04;

                    (iii) if on any day any of the representations or warranties in Section 4.01(h) is no longer true with respect to any Purchased Receivable, the Seller shall be deemed to have received on such day a Collection of such Purchased Receivable in full; and each Purchaser shall, in accordance with Section 8.04, assign to the Seller all of such Purchaser's Share Percentage of Purchased Receivables in respect of which the Seller has been deemed under paragraph
               (i), (ii) or (iii) of this Section 2.04(c) to have collected in full; for purposes of determining under clause (ii) of said Section 4.01(h) whether a Receivable was an "Eligible Receivable", reference shall only be made to whether it was an "Eligible Receivable" at the time of the Purchase;

                    (iv) except as provided in paragraph (i), (ii) or (iii)
               of this Section 2.04(c), or as otherwise required by law or the relevant Contract, all collections (whether or not Collections) received from an Insured of any Receivable shall be applied to the Receivables of such Insured in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Insured designates its payment for application to specific Receivables; and

                    (v) if and to the extent any Purchaser shall be required for any reason to pay over to an Insured any amount received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Originator of such Insured's Receivable and, accordingly, such Purchaser shall have a claim for such amount, payable when and to the extent that any distribution from or on behalf of such Insured is made in respect thereof.

                    (d)  On and after the date (the "Holdback Termination
                                                     --------------------
          Date") on which each Purchaser shall have received Collections in
          ----
          an aggregate amount (net of Collection Agent Fees payable pursuant to Section 2.03 and commissions payable to insurance agents pursuant to Section 2.05) equal to the sum of (x) the Cash Purchase Price of such Purchaser and (y) the Target Amount of such Purchaser, each Purchaser shall (A) pay such portion, if any, of such Purchaser's Holdback Amount that the Seller may be entitled to by remitting to the Seller an amount equal to any additional Collections received by such Purchaser and may, at its option, by notice to the Collection Agent, direct the Collection Agent to deposit with the Seller all Collections received after the date specified in such notice (in which case and notwithstanding anything to the contrary the Seller shall undertake to pay the fees of the Collection Agent and all commissions payable to the insurance agents of the Originators out of Collections on the Purchased Receivables from such Collections), and (B) not earlier than

          180 days after the invoice date of the Purchased Receivable having the latest maturity date, assign each Defaulted Receivable to the Originator thereof without recourse.

                    (e) The Collection Agent shall prepare and forward to each Initial Purchaser, not later than two Business Days prior to each Settlement Date, a Purchaser Report based upon such Purchaser's Share Percentage of Purchased Receivables, in substantially the form of Exhibit D hereto. If there are Purchasers other than the Initial Purchasers, the Collection Agent shall prepare and forward to the Agent, for such Purchasers, not later than two Business Days prior to each Settlement Date, a Purchaser Report relating to the Purchased Receivables.

                    SECTION 2.05.  Commissions.  Each Purchaser undertakes
                                   -----------
          to pay its Share Percentage of all commissions payable to the insurance agents of the Originators out of and to the extent of its Share Percentage of Collections on the Purchased Receivables hereunder, but such Purchaser shall have no liability for any such commission (i) to the extent it is in excess of the amount represented in Section 4.01(p) hereof or in any schedule or other writing delivered prior to the purchase date by the Seller or the Originators hereunder or (ii) for which there has been any failure, neglect, breach of duty or other fault of an Originator serving as Collection Agent, or a failure by any Originator to make payments to the Collection Agent of sums required to be paid hereunder. Each Purchaser authorizes the Collection Agent, out of Collections, to pay such commissions promptly when due, and directs the Collection Agent to include a report of such payments in the Purchaser Reports delivered hereunder. Each Purchaser consents (i) to the withholding by the insurance agents of the Originators of sums due to them as commissions in respect of the Purchased Receivables, pursuant to their agency contracts or practices, and (ii) to the withholding by the Originators of amounts equal to commissions on Receivables deemed collected hereunder, in each case not in excess of the amount referred to in the first sentence of this Section 2.05. Each Purchaser shall have a credit against its undertaking to pay commissions hereunder for all commissions paid out of Collections by the Collection Agent or withheld by insurance agents or Originators pursuant to the two preceding sentences.

                    SECTION 2.06.  Payments and Computations, Etc.
                                   ------------------------------
          (a) All amounts to be paid or deposited by the Seller or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof into the accounts referred to in
          Section 2.04(b) no later than 11:00 A.M. (New York City time) on the day when due in lawful money of the United States of America by wire transfer in same day funds at the office of the financial institution designated by each Initial Purchaser on the signature pages hereof or, as to each other Purchaser, as designated by such Purchaser to the Agent.

                    (b) If the Collection Agent is not an Originator, the Collection Agent shall pay all amounts due to the Seller within five Business Days after the due date, plus, on any
          amount not so paid by the Collection Agent, interest at the Default Rate commencing after such fifth Business Day, provided, however, that
                                                         --------  -------
          such interest rate shall not at any time exceed the maximum rate permitted by applicable law.

                    (c) The Seller shall, to the extent permitted by applicable law, pay interest to the Agent on any amount not paid by the Seller when required to be paid by it hereunder, at an interest rate per annum equal to the Default Rate, payable on demand, provided, however, that such interest rate shall not at
                  --------  -------
          any time exceed the maximum rate permitted by applicable law. Such interest shall be for the account of, and shall be distributed to, each Purchaser in an amount equal to such Purchaser's Share Percentage of such interest and shall be paid by the Seller free and clear of, and without deduction for, any taxes of any kind whatsoever.

                    (d) All computations of interest under subsection (c) above shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be stated to be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of such payment or deposit.

                    SECTION 2.07.  Sharing of Payments, Etc.  If any
                                   ------------------------
          Purchaser shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of its Share Percentage of Purchased Receivables in excess of its ratable share of payments on account of the Purchased Receivables, such Purchaser shall forthwith purchase from the other Purchasers such participations in the Share Percentages of Purchased Receivables owned by them as shall be necessary to cause such purchasing Purchaser to share the excess payment ratably according to the amounts due to each Purchaser with each of them; provided, however, that if all or
                                       --------  -------
          any portion of such excess payment is thereafter recovered from such purchasing Purchaser, such purchase from each other Purchaser shall be rescinded and each other Purchaser shall repay to the purchasing Purchaser the purchase price to the extent of such recovery, together with an amount equal to such Purchaser's ratable share (according to the proportion of (i) the amount of such Purchaser's required payment to (ii) the total amount so recovered from the purchasing Purchaser) of any interest or other amount paid or payable by the purchasing Purchaser in respect of the total amount so recovered. For purposes of this Section 2.07, each reference to any Purchaser or Purchasers shall be deemed to refer to each such Purchaser and each of its Affiliates that is a Purchaser hereunder.

                                     ARTICLE III

                                CONDITIONS OF PURCHASE

                    SECTION 3.01.  Conditions Precedent to Purchase.  The
                                   --------------------------------
          Purchase hereunder is subject to the conditions precedent that
          (i) each of the representations and warranties contained in
          Section 4.01 and in the Company Agreement is correct on and as of the date of the Purchase, before and after giving effect to the Purchase and to the application of the proceeds therefrom, as though made on and as of such date and (ii) the Agent shall have received on or before the date of Purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Agent:

                    (a)  Duly executed Ownership Documents for each
               Purchaser;

                    (b)  Schedules I, II and III;

                    (c) A copy of the resolutions of the Executive Committee of the Board of Directors or the Board of Directors of each Originator (other than Continental Lloyd's Insurance Company) and a Certificate of Attorney-in-Fact from Continental Lloyd's Insurance Company authorizing this Agreement, the Ownership Documents and the other documents to be delivered by it hereunder and the transactions contemplated hereby, certified as of such date by its Secretary or Assistant Secretary or, in the case of Continental Lloyd's Insurance Company, its Attorney-in-Fact;

                    (d)  A certificate of the Secretary or Assistant
               Secretary of each Originator or, in the case of Continental Lloyd's Insurance Company, its Attorney-in-Fact, certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement, the Ownership Documents and the other documents to be delivered by it hereunder (on which certificate the Agent and the Purchasers may conclusively rely unless and until such time as the Agent shall receive from such Originator a replacement certificate meeting the requirements of this subsection (d));

                    (e) From each Originator, oral confirmation from an appropriate person that proper Financing Statements (Form UCC-1) have been filed or, if available, time stamped copies of proper Financing Statements (Form UCC-1), dated a date reasonably near to the date of the Purchase, naming such Originator as the assignor of Purchased Receivables and Related Security and CNA, as Agent, as assignee, or other similar instruments or documents, as may be necessary or, in the opinion of the Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Purchasers' ownership interests in all Purchased Receivables and Related Security;

                    (f) From each Originator, time stamped copies of proper Financing Statements (Form UCC-3), if any, necessary to release all security interests and other rights of any person in the Purchased Receivables and Related Security previously granted by such Originator;

                    (g) Certified copies of Requests for Information (or a similar search report certified by a party acceptable to the Agent), dated a date reasonably near to the date of the Purchase, listing all effective financing statements which name each Originator (under its present name and any previous name) as debtor and which are filed in the jurisdictions in which filings were made pursuant to subsection (e) above, together with copies of such financing statements (none of which, except for the Financing Statements referred to in Section 3.01(e) or financing statements released by the Financing Statements (Form UCC-3) referred to in Section 3.01(f), shall cover any Receivables, Related Security or Contracts);

                    (h) A favorable opinion of counsel for each Originator and the opinion of counsel for the Company, in substantially the form of Exhibit E and Exhibit E-1, respectively, and as to such other matters as the Agent may reasonably request;

                    (i) A favorable opinion of Shearman & Sterling, counsel for the Agent, as the Agent may reasonably request;

                    (j) From each Originator, a certificate of its chief financial officer, controller or vice president or, in the case of Continental Lloyd's Insurance Company, its Attorney-in-Fact, that the representations and warranties of such Originator contained in Section 4.01 are correct on and as of such date as though made on and as of such date;

                    (k) From Continental, a certificate of its chief financial officer, controller or vice president that the information set forth in each document delivered by or on behalf of the Seller relating to the actual writeoffs and reserves for losses of the Seller's Receivables is true and correct, which documents shall be attached to such certificate; provided, however, that this subsection (k)
                            --------  -------
               shall not limit the representation and warranty set forth in
               Section 4.01(i);

                    (l)  the Company Agreement;

                    (m) A copy of the resolutions of the Board of Directors of the Company authorizing the agreement referred to in clause (l) above;

                    (n) A certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers authorized on its behalf to sign the agreement referred to in clause (l) above;

                    (o) A certificate of the Secretary or Assistant Secretary of the Company certifying the truth and accuracy of an excerpt from the disclosure letter referred to in
               Section 4.1 of the Agreement and Plan of Merger by and among the Investor, Chicago Acquisition Corp., and the Company dated as of December 6, 1994 that provides the required consent of the Investor to the execution, delivery and performance of, and the transactions contemplated by, this Agreement and the Company Agreement.

                    (p) Such other approvals, opinions or documents as the Agent or any Purchaser may reasonably request.

                    SECTION 3.02.  Conditions Subsequent to Purchase.  When
                                   ---------------------------------
          available, and in any event within 45 days after the Purchase hereunder, the Seller shall deliver to the Agent (i) certified copies of Requests for Information or Copies (Form UCC-11) (or a similar search report certified by a party acceptable to the Agent), dated subsequent to the date of the filings made pursuant to Section 3.01(e), listing all effective financing statements which name each Originator (under its present name or any previous name) as debtor and which are filed in the jurisdictions in which filings were made pursuant to Section 3.01(e), together with copies of such financing statements (none of which, except for the Financing Statements referred to in Section 3.01(e), shall cover any Purchased Receivables, Related Security or Contracts) and (ii) an opinion of counsel to each Originator, who may be in-house counsel, in the form appended hereto as Exhibit E-2, confirming that the Agent, on behalf of the Purchasers, has acquired legal and equitable title to, and ownership of, the Purchased Receivables hereunder and the Related Security and Collections with respect thereto, free and clear of any Adverse Claim.


                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES

                    SECTION 4.01.  Representations and Warranties of Each
                                   --------------------------------------
          Originator.  Each Originator (including the Collection Agent, if
          ----------
          an Originator) represents and warrants as follows:

                    (a)  Such Originator is a corporation duly
               incorporated, or, in the case of Continental Lloyd's Insurance Company, duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business, and is in good standing, in every jurisdiction where the failure to so qualify would materially adversely affect such Originator's condition, financial or otherwise, operations or prospects.

                    (b) The execution, delivery and performance by such Originator of this Agreement, the Ownership Documents and the other instruments and documents to be delivered by it hereunder, and the transactions contemplated hereby and thereby, are within such Originator's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) such Originator's charter, by-laws or articles of agreement, (ii) any law, rule or regulation applicable to such Originator, (iii) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting such Originator or its property or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting such Originator or its property, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties other than as contemplated herein; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. This Agreement has been duly executed and delivered by such Originator.

                    (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party (including, without limitation, the Investor or any of its Affiliates) is required for the due execution, delivery and performance by such Originator of this Agreement, the Ownership Documents or any other document or instrument to be delivered hereunder except for the filing of the UCC
                                   ------
               Financing Statements and the consent of the Investor referred to in Article III, all of which, at the time required in Article III, shall have been duly made and shall be in full force and effect.

                    (d) This Agreement constitutes, and the Ownership Documents when executed and delivered hereunder shall constitute, the legal, valid and binding obligation and act of such Originator.

                    (e) The Ownership Documents, when executed and delivered hereunder, will effect the transfer to each Initial Purchaser of legal and equitable title to, and an undivided percentage ownership, to the extent of such Purchaser's Share Percentage, of Receivables purchased or purported to be purchased pursuant to this Agreement, free and clear of any Adverse Claim.

                    (f) The statutory balance sheet of such Originator (including the initial Collection Agent) as at December 31, 1993, and the related statutory statements of income and surplus of such Originator for the fiscal year then ended, and the statutory balance sheet for such Originator as at September 30, 1994, and the related statutory statements of income and surplus of such Originator for the nine-month period then ended, in each case certified by the controller or other appropriate officer of such Originator, copies of which have been furnished to the Agent, fairly present the financial condition of such Originator for the periods ended on such dates, all in accordance with accounting principles prescribed or permitted and authorized by the department of insurance of the state of incorporation of such Originator and consistently applied to such financial statements, and since September 30, 1994, there has been no material adverse change in such condition or operations.

                    (g) There are no actions, suits or proceedings pending, or to the knowledge of such Originator threatened, against or affecting such Originator or any subsidiary, or the property of such Originator or of any subsidiary, in any court, or before any arbitrator of any kind, or before or by any governmental body, which may materially adversely affect either the financial condition or operations of such Originator or such Originator and its subsidiaries taken as a whole or the ability of such Originator to perform its obligations under this Agreement or the Ownership Documents delivered pursuant hereto. Neither such Originator nor any subsidiary is in default with respect to any order of any court, arbitrator or governmental body, except for defaults, if any, with respect to orders of governmental agencies which defaults do not have a material adverse effect on the business or operations of such Originator or any subsidiary.

                    (h) Each Receivable that is purchased pursuant to this Agreement is assignable in accordance with this Agreement and shall (i) on the date of the Purchase, immediately prior to such Purchase, be owned by the Originators free and clear of any Adverse Claim, (ii) at the time of the Purchase, be an Eligible Receivable, and (iii) together with the Contract related thereto, at all times after such time be free and clear of any Adverse Claim. Upon the Purchase, each Purchaser shall acquire legal and equitable title to, and an undivided percentage ownership, to the extent of such Purchaser's Share Percentage, of each Receivable listed on
               Schedule I hereto and the Related Security, related Contract and Collections with respect thereto free and clear of any Adverse Claim; and no effective financing statement or other instrument similar in effect covering any such Receivable or the Related Security, related Contract or Collections with respect thereto shall at any time be on file in any recording office, or otherwise be effective, except such as may be filed in favor of the Agent in accordance with this Agreement.

                    (i) No Purchaser Report (if prepared by Continental on behalf of such Originator, or any Person with which the Seller has subcontracted pursuant to Section 6.01, or to the extent that information contained therein is supplied by the Seller on behalf of such Originator or such other Person), information, exhibit, financial statement, document, book, record or report furnished or to be furnished by the Seller to the Agent or any Purchaser in connection with this Agreement is or shall be inaccurate in any material respect or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

                    (j) The chief executive office of such Originator, other than Continental Lloyd's Insurance Company and Casualty Insurance Company, is located at 180 Maiden Lane, New York, New York 10038. The chief executive office of Continental Lloyd's Insurance Company is located at 600 North Pearl Street, Dallas, Texas 75201 and the chief executive office of Casualty Insurance Company is located at 321 South Clark Street, Chicago, Illinois 60610. The offices where such Originator keeps all its books, records and documents evidencing Purchased Receivables or the related Contracts are located at the addresses specified in Exhibit F (or at such other locations, notified to the Agent in accordance with Section 5.01(f), in jurisdictions where all action required by Section 6.05 has been taken and completed).

                    (k) The transactions in which the Receivables constituting the Purchased Receivables were created and acquired by the Originators constituted "current transactions" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended. The Receivables constituting the Purchased Receivables are "notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services" within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

                    (l) All of the capital stock of such Originator, other than Continental Lloyd's Insurance Company, is directly or indirectly owned beneficially and of record by the Company. All of the interests in Continental Lloyd's Insurance Company are directly or indirectly beneficially owned by the Company.

                    (m) Each Purchased Receivable is assignable under applicable law, and is not subject to any restriction or limitation upon assignment under the Contract relating thereto.

                    (n) The Intercompany Pooling Agreement constitutes the legal, valid and binding obligation of such Originator enforceable against such Originator in accordance with its terms. Pursuant to the Intercompany Pooling Agreement, each

               Originator (i) has purchased and, immediately prior to the Purchase, owns, free and clear of any Adverse Claim, a discrete participation and percentage interest in each Purchased Receivable, (ii) receives, in connection with the Purchase, an amount equal to such percentage of the aggregate Cash Purchase Price therefor, and (iii) together with each other Originator, is, immediately prior to the Purchase, the owner of such Purchased Receivable in its entirety.

                    (o) The invoices in respect of each Purchased Receivable will be sent to the pertinent Insured in accordance with Schedule I. According to the Contracts related to the Purchased Receivables, the Outstanding Balance will be due no later than the dates shown on
               Schedule I.

                    (p) Not more than 20% of the Collections of any Purchased Receivable is required to be paid to insurance agents as commissions, and the aggregate amount required to be paid to insurance agents as commissions is not more than the amount set forth in Schedule III.

                    (q) Pursuant to the Credit and Collection Policy, such Originator is entitled to cancel any Contract on the date any Purchased Receivable under such Contract becomes Past Due.

                    (r) Commissions with respect to each Contract are payable to any insurance agent solely from, and in all material respects proportionately to the extent of, premiums actually received from the Insured under such Contract produced by such insurance agent.


                                      ARTICLE V

                         GENERAL COVENANTS OF EACH ORIGINATOR

                    SECTION 5.01.  Affirmative Covenants of Each
                                   -----------------------------
          Originator.  Until the Holdback Termination Date, each Originator
          ----------
          will, unless the Agent upon the direction of the Majority Purchasers shall otherwise consent in writing:

                    (a)  Compliance with Laws, Etc.  Comply in all material
                         -------------------------
               respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties and all Purchased Receivables, Related Security and related Contracts, the non-compliance with which (a) would materially adversely affect it, its business and properties or (b) would materially adversely affect, in the aggregate, any Purchaser's interest in the Purchased Receivables, Related Security or related Contracts.

                    (b)  Preservation of Corporate Existence.  Preserve and
                         -----------------------------------
               maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect the interests of any Purchaser or the Agent hereunder or in the Purchased Receivables, or the ability of such Originator or the Collection Agent to perform their respective obligations under this Agreement and the Ownership Documents.

                    (c)  Audits.  At any time and from time to time during
                         ------
               regular business hours upon two Business Days' prior notification to such Originator, permit (or, if such Originator, being the Collection Agent, has subcontracted with any Person pursuant to Section 6.01, cause such Person to permit) the Agent, any Initial Purchaser, or any Purchaser holding a Share Percentage of at least 25%, or its agents or representatives, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of such Originator (or any Person with which such Originator, being the Collection Agent, has subcontracted pursuant to Section 6.01) relating to Purchased Receivables, including, without limitation, the related Contracts and Related Security, and (ii) to visit the offices and properties of such Originator (or any Person with which such Originator, being the Collection Agent, has subcontracted pursuant to Section 6.01) for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Purchased Receivables sold by it or such Originator's performance hereunder with any of the responsible officers or employees of such Originator (or any Person with which such Originator, being the Collection Agent, has subcontracted pursuant to Section 6.01) having knowledge of such matters; provided, however, that no
                                          --------  -------
               Initial Purchaser that is also an insurance company, or is a member of a group (consisting of such Purchaser and all of its Affiliates) that is engaged primarily in the business of underwriting or selling insurance, shall be permitted to so examine the materials described in this Section 5.01(c); provided, further, that no Purchaser (other than an Initial
               --------  -------
               Purchaser) that is also an insurance company or an Affiliate of an insurance company shall be permitted to so examine the materials described in this Section 5.01(c).

                    (d)  Keeping of Records and Books of Account.  Maintain
                         ---------------------------------------
               and implement, or cause to be maintained and implemented, administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Purchased Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain, or cause to be kept and maintained, all documents, books, records and other information reasonably necessary or advisable for the collection of all Purchased Receivables (including, without limitation, records adequate to permit the identification of each Purchased Receivable and all Collections of and adjustments to each Purchased Receivable sold by it).

                    (e)  Performance and Compliance with Receivables and
                         -----------------------------------------------
               Contracts.  At its expense, timely and fully perform and
               ---------
               comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Purchased Receivables.

                    (f)  Location of Records.  Keep its chief executive
                         -------------------
               office, and the offices where it keeps its records concerning the Purchased Receivables and all Contracts related thereto (and all original documents relating thereto), at the address(es) of such Originator (or any Person with which such Originator, if the Collection Agent, has subcontracted pursuant to Section 6.01) referred to in
               Section 4.01(j) or, upon 30 days' prior written notice to the Agent, at such other locations in a jurisdiction where all action required by Section 6.05 shall have been taken and completed.

                    (g)  Credit and Collection Policies.  Comply in all
                         ------------------------------
               material respects with the Credit and Collection Policy in regard to each Purchased Receivable sold by it and the related Contract.

                    (h)  Reporting.  Furnish to the Agent, each Initial
                         ---------
               Purchaser, and each Purchaser holding a Share Percentage of at least 25%:

                         (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of such Originator, a statutory balance sheet of such Originator as of the end of such quarter, and statutory statements of income and surplus of such Originator each for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the controller or other appropriate officer of such Originator; and

                         (ii) as soon as available and in any event within
                    120 days after the end of each fiscal year of such Originator, a copy of the statutory balance sheet of such Originator as of the end of such year and the related statutory statements of income and surplus of such Originator for such year each reported on by the controller or other appropriate officer of such Originator.

                    SECTION 5.02.  Negative Covenants of Each Originator.
                                   -------------------------------------
          Until the Holdback Termination Date, no Originator shall without the written consent of the Agent upon the direction of the Majority Purchasers:

                    (a)  Sales, Liens, Etc.  Sell, assign (by operation of
                         -----------------
               law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Purchased Receivable, Related Security, related Contract or Collections, or assign any right to receive income in respect thereof.

                    (b)  Extension or Amendment of Receivables.  Extend,
                         -------------------------------------
               amend or otherwise modify the terms of any Purchased Receivable, or amend, modify or waive any term or condition of any Contract related thereto if the effect of such amendment, modification or waiver of Contract would materially adversely affect the timeliness of payment or collectibility of the Purchased Receivables.

                    (c)  Change in Business or Credit and Collection
                         -------------------------------------------
               Policy.  Make any change in the character of its business or
               ------
               in the Credit and Collection Policy, which change would, in either case, materially impair the timeliness of payment or collectibility of any Purchased Receivable.

                    (d)  Change in Payment Instructions to Insureds.  Make
                         ------------------------------------------
               any change in its instructions to Insureds regarding payments to be made to such Originator if the effect of such change would materially adversely affect the timeliness of payment or collectibility of the Purchased Receivables, unless the Agent and the Initial Purchasers shall have received prior written notice of such change.

                    (e)  No Actions Against Insureds.  Commence or settle
                         ---------------------------
               any legal action to enforce collection of any Purchased
               Receivable.


                                      ARTICLE VI

                            ADMINISTRATION AND COLLECTION

                    SECTION 6.01.  Designation of Collection Agent.  The
                                   -------------------------------
          administration and collection of the Purchased Receivables shall be conducted by such Person (the "Collection Agent") so
                                            ----------------
          designated from time to time in accordance with this Section
          6.01. Until the Agent gives notice to the Seller of a designation of a new Collection Agent, Continental is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Agent shall, at any time that it has been so advised by the Majority Purchasers that such Majority Purchasers are reasonably insecure as to the ability of the Collection Agent to perform hereunder or are reasonably dissatisfied with the collection performance of the Purchased Receivables or if any event of a type listed in Section 10.09 (without giving effect to any grace period or required notice) shall occur and be continuing, upon three Business Days' notice to the Seller, designate as the Collection

          Agent any Person (including itself), other than a Person in the business of issuing or selling insurance or any Affiliate of such Person, to succeed Continental or any successor Collection Agent, on the condition in each case that any such Person so designated agrees in writing for the benefit of the parties hereto (a) to perform the duties and obligations of the Collection Agent pursuant to the terms hereof and (b) to adhere to the provisions of Section 10.07, which agreement shall survive the termination of this Agreement or such writing. For purposes of satisfying the condition contained in the preceding sentence, the Agent hereby agrees that if and when it shall designate itself as the Collection Agent, it shall perform the duties and obligations of the Collection Agent pursuant to the terms hereof. The Collection Agent may, with the prior consent of the Agent acting at the direction of the
          Majority Purchasers, subcontract with any other Person for the administration and collection of such Purchased Receivables, provided that the Collection Agent shall remain liable for the
          --------
          performance of the duties and obligations of the Collection Agent pursuant to the terms hereof.

                    SECTION 6.02.  Duties of Collection Agent.  (a)  The
                                   --------------------------
          Collection Agent shall (unless the Agent at the direction of the Majority Purchasers directs otherwise) take or cause to be taken only such actions as shall be necessary or customary to collect each Purchased Receivable, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and solely in accordance with the Credit and Collection Policy. Each of the Seller, each Purchaser and the Agent hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section 6.01, to enforce its respective rights and interests in and under the Purchased Receivables, the Related Security and the related Contracts. The Collection Agent shall not incur any expense that would result in a material increase in the Collection Agent Fee without first obtaining the consent of the Agent at the direction of all of the Purchasers.

                    (b) The Collection Agent shall set aside for the Purchasers the Collections of Purchased Receivables in accordance with Section 2.04, but shall not be required (except to the extent set forth in Section 2.04 or requested by the Agent at the direction of the Majority Purchasers) to segregate the funds constituting such portion of such Collections prior to the remittance thereof in accordance with said Section.

                    (c) The Collection Agent (if not an Originator) may not extend, amend or otherwise modify the terms of any Purchased Receivable, or amend, modify or waive any term or condition of any Contract related thereto, or extend, amend or otherwise modify the rights of any Originator, in each case, without such Originator's written consent. The Collection Agent may not commence or settle any legal action to enforce collection of any Purchased Receivable, unless the Agent at the direction of the Majority Purchasers shall have otherwise consented in writing.

                    (d) Each Originator shall deliver to the Collection Agent, and the Collection Agent shall hold in trust and legend appropriately for the Seller and the Agent, acting on behalf of the Purchasers, all computer tapes or disks which evidence or relate to Purchased Receivables. Upon the Agent's request at the direction of the Majority Purchasers, the Seller shall deliver to the Collection Agent, and the Collection Agent shall hold in trust and legend appropriately for the Seller and the Agent, acting on behalf of the Purchasers, all documents, instruments and other records which evidence or relate to Purchased Receivables.

                    (e) The Collection Agent shall, as soon as practicable following receipt, turn over to the Seller the Collections of any Receivable which is not a Purchased Receivable.

                    (f) The Collection Agent, if other than an Originator, shall as soon as practicable upon demand deliver to the Seller all documents, instruments and other records (including, without limitation, computer tapes or disks) in its possession which evidence or relate solely to Receivables other than Purchased Receivables, and copies of documents, instruments and other records in its possession which evidence or relate to Purchased Receivables.

                    (g) The Collection Agent shall, at any time and from time to time at the request of the Agent at the direction of the Majority Purchasers, furnish to the Agent (within five Business Days after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Section 2.04(b)(ii).

                    (h) The Collection Agent shall, to the extent permitted by applicable law, pay interest to the Agent on any amount not paid by the Collection Agent when required to be paid by it hereunder, at an interest rate per annum equal to the Default Rate, payable on demand, provided, however, that such
                                           --------  -------
          interest rate shall not at any time exceed the maximum rate permitted by applicable law. Such interest shall be for the account of, and shall be distributed to, the Purchasers and shall be paid by the Collection Agent free and clear of and without deduction for any taxes of any kind whatsoever.

                    (i) Except as set forth in Section 2.04(d), the Collection Agent's authorization under this Agreement shall terminate on the Holdback Termination Date.

                    SECTION 6.03.  Rights of the Agent.  At any time
                                   -------------------
          following the designation of a Collection Agent other than any Originator pursuant to Section 6.01:

                    (a) The Agent at the direction of the Majority Purchasers may direct any or all of the Insureds of Purchased Receivables to make payment of all amounts payable under any Purchased Receivable directly to the Agent or its designee.

                    (b) The Seller shall, at the Agent's request at the direction of the Majority Purchasers and at the Seller's expense, give notice of the ownership of the Purchased Receivables by the Purchasers to each said Insured and direct that payments be made directly to the Agent or its designee.

                    (c) The Seller shall, at the Agent's request at the direction of the Majority Purchasers and at the Seller's expense, (i) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks), or true and correct copies thereof, which evidence or relate to the Purchased Receivables, and the related Contracts and Related Security, or which are otherwise necessary or desirable to collect such Purchased Receivables, and shall make the same available to the Agent at a place selected by the Agent or its designee, and (ii) without limiting any other rights under this Agreement, segregate all cash, checks and other instruments received by it from time to time constituting Collections of Purchased Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

                    (d) The Seller and each Purchaser each hereby authorizes the Agent to take any and all steps in the Seller's name and on behalf of the Seller and the Purchasers necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Purchased Receivables sold by it, including, without limitation, endorsing any Originator's name on checks and other instruments representing Collections of Purchased Receivables and enforcing such Purchased Receivables and taking action or causing action to be taken with respect to any Related Security, including with respect to transferring possession of the same to the Agent or its designee.

                    SECTION 6.04.  Responsibilities of the Seller.  (a)
                                   ------------------------------
          The Seller shall remain responsible and liable to perform all of its duties and obligations under the Contracts related to the Purchased Receivables, to the extent set forth therein; provided
                                                                  --------
          that the Seller shall have no obligation under such Contracts or otherwise with respect to commissions payable to its insurance agents until the Holdback Termination Date.

                    (b) The exercise by the Agent or any Purchaser of any of its rights hereunder shall not release the Seller from any of its duties or obligations with respect to any Purchased
          Receivables or under the Contracts related to such Purchased Receivables.

                    (c) Neither the Agent nor any Purchaser shall have any obligation or liability (other than expressly provided in Section
          2.05 herein) with respect to any Purchased Receivables or related Contracts, nor shall any of them be obligated to perform any of the obligations of the Seller or any Originator thereunder.

                    (d) The Seller shall promptly notify the Agent and the Initial Purchasers of any claim or threatened claim probable, in the opinion of the management of the Seller, to result in any liability referred to in Article IX.

                    (e) The Seller shall, within ten Business Days of such time as the Agent at the direction of the Majority Purchasers may request, furnish to the Agent such Purchaser Reports, and other report, information, document, book or record as the Agent at the direction of the Majority Purchasers may reasonably request relating to the Purchased Receivables.

                    (f) The Seller shall, within ten Business Days after the end of each calendar month, or at such other times as the Collection Agent shall reasonably request, provide to the Collection Agent such information and records as are necessary for the determination of commissions required to be paid to insurance agents out of Collections.

                    SECTION 6.05.  Further Action Evidencing the Purchase.
                                   --------------------------------------
          (a) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Agent at the direction of the Majority Purchasers may reasonably request in order to perfect, protect or more fully evidence the Purchased Receivables, or to enable the Purchasers or the Agent to exercise or enforce any of their respective rights hereunder or under the Ownership Documents. Without limiting the generality of the foregoing, each Originator will create separate data processing records evidencing such Purchased Receivables and related Contracts with a legend, acceptable to the Agent, evidencing that the Purchased Receivables have been sold in accordance with this Agreement and will, upon the request of the Agent at the direction of the Majority Purchasers: (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; and
          (ii) mark conspicuously each invoice sent by it and use its best efforts to cause its agents to mark conspicuously each invoice sent by them evidencing each Purchased Receivable and the related Contract with a legend, acceptable to the Agent, evidencing that the Purchased Receivable has been sold in accordance with this Agreement.

                    (b) The Seller hereby authorizes the Agent to file or cause to be filed one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Purchased Receivables and the Related Security now existing or hereafter arising without the signature of the Seller or any Originator where permitted by law.

                    (c) If the Seller fails to perform any of its agreements or obligations under this Agreement, the Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by the Seller as provided in Section 10.06.

                    SECTION 6.06.  Application of Collections.  Any payment
                                   --------------------------
          made by an Insured to any Originator shall, except as otherwise specified by such Insured or otherwise required by contract or law and unless otherwise instructed by the Agent at the direction of the Majority Purchasers, be applied as a collection of any Purchased Receivable or any other Receivables of such Insured to the extent of any amounts then due and payable thereunder before being applied to any other indebtedness of such Insured.


                                     ARTICLE VII

                                      THE AGENT

                    SECTION 7.01.  Authorization and Action.  (a)  Each
                                   ------------------------
          Purchaser hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality of the foregoing, each Purchaser hereby appoints the Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Agent may deem necessary or appropriate in order to protect or more fully evidence the Share Percentage of Purchased Receivables purchased by the Purchasers hereunder, or to enable any of the Purchasers to exercise or enforce any of their respective rights hereunder or under the Ownership Documents, including, without limitation, the execution by the Agent as assignee of such financing, release or termination statements, or amendments thereto or assignments thereof, relative to all or any of the Purchased Receivables and the Related Security now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove.

                    (b) Each Purchaser and the Seller expressly recognize and agree that the Agent may be listed as the assignee of record on the various UCC filings required to be made hereunder in order to protect or evidence the transfer of the Purchased Receivables from the Seller to the Purchasers, that the Agent shall sign UCC financing, release or termination statements and shall otherwise act as agent for the Purchasers as undivided percentage owners of all of the Purchased Receivables. In addition, such listing shall impose no duties on the Agent other than those expressly and specifically undertaken in accordance with the provisions of this Article VII.

                    (c) The Seller shall be entitled to rely without investigation upon any notice or request received from the Agent or other action by the Agent that recites that it is appropriately authorized pursuant to the terms of this Agreement.

                    SECTION 7.02.  Agent's Reliance, Etc.  Neither the
                                   ---------------------
          Agent nor any of its directors, officers, agents or employees shall be liable to any Purchaser or Assignee for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement (including, without limitation, any action taken or omitted to be taken by it or them if designated as the Collection Agent pursuant to Section 6.01), except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Agent: (i) may consult with legal counsel (including counsel for the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Purchaser and shall not be responsible to any Purchaser for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Seller, any Originator or the Collection Agent or to inspect the property (including the books and records) of any Originator or the Collection Agent; (iv) shall not be responsible to any Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Ownership Documents or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties.

                    SECTION 7.03.  CNA and Affiliates.  With respect to any
                                   ------------------
          Share Percentage which may be held by CNA, CNA shall have the same rights and powers under this Agreement as would any other Purchaser and may exercise the same as though it were not the Agent. CNA and its Affiliates may generally engage in any kind of business with the Seller or any Insured, any of their respective Affiliates and any Person who may do business with or own securities of the Seller or any Insured or any of their respective Affiliates, all as if CNA were not the Agent and without any duty to account therefor to any Purchaser.

                    SECTION 7.04.  Purchaser's Purchase Decision.  Each
                                   -----------------------------
          Purchaser acknowledges that it has, independently and without reliance upon the Agent or any of its Affiliates and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and, if it so determines, to purchase Eligible Receivables hereunder. Each Purchaser also acknowledges that it will, independently and without reliance upon the Agent or any of its Affiliates and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.


                                     ARTICLE VIII

                            ASSIGNMENT OF SHARE PERCENTAGE

                    SECTION 8.01.  Assignment.  Each Purchaser may assign
                                   ----------
          to any Assignee, and any such Assignee may assign to any other Assignee, such Purchaser's Share Percentage of any Purchased Receivable owned by it, in whole or in part, and, upon any such assignment, the Assignee shall become the Purchaser of such Share Percentage of Purchased Receivables. Such assignments shall be upon such terms and conditions as the assignor and the Assignee of such Share Percentage of Purchased Receivables may mutually agree. The assignor of any Share Percentage of Purchased Receivables shall deliver to the Assignee an Assignment, duly executed by such assignor, assigning such Share Percentage of Purchased Receivables, in whole or in part, to the Assignee (indicating, in each case whether such assignment is in whole or in part and the fraction of Share Percentage being assigned), and such assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the Assignee may reasonably request, in order to perfect, protect or more fully evidence the Assignee's right, title and interest in and to such Share Percentage of Purchased Receivables, and to enable the Assignee to exercise or enforce any rights hereunder or under the Ownership Documents relating to such Share Percentage of Purchased Receivables. The Assignee shall promptly execute and deliver a written undertaking agreeing to the terms of Section 10.07, which agreement shall survive the termination of this Agreement or such undertaking. Upon the assignment of any Share Percentage of Purchased Receivables as described above, the Assignee thereof shall have all of the rights and obligations of a Purchaser hereunder with respect to such Share Percentage of Purchased Receivables. An assignor of a Share Percentage of Purchased Receivables shall provide notice to the Agent and the Seller of any assignment of a Share Percentage of Purchased Receivables by such assignor hereunder, which notice shall state the Share Percentage of the Assignee's interest and the remaining Share Percentage, if any, of the assignor's interest. The Agent and the Seller are entitled to rely conclusively upon such notice or the absence thereof and shall not be required to treat an Assignee as a Purchaser in the absence of such notice.

                    SECTION 8.02.  Authorization of Agent.  Each of the
                                   ----------------------
          Purchasers authorizes the Agent to, and the Agent agrees that it shall, endorse the applicable Ownership Document to reflect any assignments made pursuant to Section 8.01 or otherwise.

                    SECTION 8.03.  Payments to Agent.  Notwithstanding any
                                   -----------------
          assignment pursuant to Section 8.01, the Collection Agent may pay the Agent for the account of each Purchaser, other than the Initial Purchasers, all amounts owing to such Purchaser, and neither the Collection Agent nor the Seller shall have any duty or obligation with respect to the Agent's application of such amount.

                    SECTION 8.04.  Assignment to Seller.  The Purchasers
                                   --------------------
          shall assign to the Seller by execution of an Assignment, in addition to any assignments required pursuant to Section 2.04(d), such Purchaser's Share Percentage of all Purchased Receivables that have been deemed to have been collected in full under
          Section 2.04(c), or which are the subject of indemnification under Section 9.01, and such indemnification has been made.


                                      ARTICLE IX

                                   INDEMNIFICATION

                    SECTION 9.01.  Indemnities by the Seller and the
                                   ---------------------------------
          Originators.  Without limiting any other rights that the Agent,
          -----------
          the Purchasers or their Affiliates may have hereunder or under applicable law, the Seller and each Originator hereby agree to indemnify such Persons and their Affiliates from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements, awarded against or incurred by any of them arising out of or as a result of:

                    (i) any Receivable, at the time of the Purchase, not being an Eligible Receivable;

                    (ii) its reliance on any representation or warranty
               made or deemed made by any Originator or the Seller (or any of its officers) under or in connection with this Agreement, any Purchaser Report or any other information or report delivered by such Originator or the Seller pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

                    (iii) the failure by any Originator or the Seller to comply with any applicable law, rule or regulation with respect to any Purchased Receivable, Related Security or the related Contract, or the nonconformity of any Purchased Receivable, Related Security or the related Contract with any such applicable law, rule or regulation;

                    (iv) the failure to vest in any Purchaser, or to
               transfer to any Purchaser, legal and equitable title to, and ownership of, to the extent of such Purchaser's Share

               Percentage, each Purchased Receivable, free and clear of any and all Adverse Claims and keep the same vested free and clear of any and all Adverse Claims;

                    (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Purchased Receivable, any Contract or Related Security whether at the time of any Purchase or at any subsequent time;

                    (vi) any dispute or claim resulting from the sale of
               the insurance related to such Purchased Receivable or the furnishing or failure to furnish such insurance;

                    (vii) any failure of any Originator, as Collection Agent or otherwise, to perform its duties or obligations including, without limitation, sending invoices to the pertinent Insured in accordance with Schedule I and the turnover of amounts pursuant to Section 2.04, in accordance with the provisions of Article VI;

                    (viii) the commingling of Collections of Purchased Receivables at any time with other funds;

                    (ix) any dispute or offset or Adverse Claim against or
               with respect to Purchased Receivables, or any sale, pledge, or assignment (by operation of law or otherwise) or other disposition of Collections of Purchased Receivables by the Seller or any Originator, as Collection Agent or otherwise;

                    (x) any action or omission by any Originator or any Affiliate of such Originator, whether as Collection Agent or otherwise, reducing or impairing the rights of any Purchaser with respect to any Purchased Receivable or the value of any Purchased Receivable, including, but not limited to, the cancellation, extension, amendment, modification, compromise or settlement of any Purchased Receivable or any term thereof, the extension, amendment, modification or waiver of any term or condition of any Contract related thereto, the sale, pledge or assignment of, or grant of security interest in, any Purchased Receivable, any change in the character of its business or in the Credit and Collection Policy, the commencement or settlement of any legal action to enforce collection of any Purchased Receivable, the failure to send the invoice in respect of a Purchased Receivable to the pertinent Insured in accordance with Schedule I, the failure to comply with any material provision, covenant or other promise required to be observed by such Originator under any Contract related to any Purchased Receivable, the failure to comply with the Credit and Collection Policy, or the withdrawal, cancellation or other termination for any reason of any insurance policy related to any Purchased Receivable or the failure of any insurance policy or Contract related to any Purchased Receivable to be issued or to become effective;

                    (xi) any failure by an insurance agent to pay to any
               Originator, the Seller or the Collection Agent the amount of any insurance premium or other Collections received from any Insured;

                    (xii) any investigation, litigation, or proceeding related to any use of the proceeds of the Purchase or related to any acquisition or proposed acquisition by any Originator, or by any subsidiary of such Originator, of all or any portion of the stock or substantially all the assets of any person whether or not the Agent, any Purchaser or any of their Affiliates is a party thereto; or

                    (xiii) failure of a Contract to become effective within 30 days after Purchase.



                                      ARTICLE X

                                    MISCELLANEOUS

                    SECTION 10.01.  Amendments, Etc.  No amendment or
                                    ---------------
          waiver of any provision of this Agreement nor consent to any departure by any Originator or the Seller therefrom shall in any event be effective unless the same shall be in writing and signed by the Seller, the Agent and the Majority Purchasers, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall,
          --------  -------
          unless in writing and signed by the Seller, the Agent and all the Purchasers, do any of the following: (a) waive any of the conditions specified in Section 3.01 or 3.02, (b) change the Share Percentage of any Purchaser or subject the Purchasers to any additional obligations, (c) change the definition of "Eligible Receivable", "Defaulted Receivable", "Share Percentage" or "Majority Purchasers", (d) postpone any Settlement Date, (e) change the Purchasers' Share Percentage of Receivables which shall be required for the Purchasers or any of them to take any action hereunder, (f) amend Section 2.04(c), (g) amend this
          Section 10.01, (h) amend or release any provision of the Agreement of the Company in favor of the Agent on behalf of the Purchasers provided pursuant to Section 3.01(l) herein, or (i) increase the Collection Agent Fee; and provided, further, that no
                                                 --------  -------
          amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Seller and the Purchasers required above to take such action, affect the rights or duties of the Agent under this Agreement. This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

                    SECTION 10.02.  Notices, Etc.  All notices and other
                                    ------------
          communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication) and mailed or telexed or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto; provided, however,
                                                      --------  -------
          that any such notice or communication to the Seller or any Originator shall be mailed or delivered to Continental. All such notices and communications shall be effective, in the case of written notice, when deposited in the mails, and, in the case of notice by telex, when telexed against receipt of answer back, in each case addressed as aforesaid, except that notices and communications pursuant to Article II shall not be effective until received. All amounts deposited by the Collection Agent into such accounts referred to in Section 2.04 shall be deposited at the offices of such financial institutions designated by each Initial Purchaser on the signature pages hereof or as notified to the Agent, or as to each other Purchaser, as designated by such Purchaser to the Agent.

                    SECTION 10.03.  No Waiver; Remedies.  No failure on the
                                    -------------------
          part of the Agent or any Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                    SECTION 10.04.  Binding Effect; Assignability.  (a)
                                    -----------------------------
          This Agreement shall be binding upon and inure to the benefit of the Seller, each Originator, the Agent, each Purchaser and their respective successors and assigns; provided, however, that
                                             --------  -------
          neither the Seller nor any Originator shall assign its rights or obligations hereunder or any interest herein (other than pursuant to the Intercompany Pooling Agreement, as may be amended) without the prior written consent of the Agent and all the Purchasers and provided further that the Agent shall not assign its rights and
          -------- -------
          obligations hereunder and no other Person shall be appointed in substitution of the Agent named herein, except in each case such Person that is (i) an Affiliate (other than an Affiliate that is a natural person) of an Initial Purchaser or (ii) a commercial bank organized or licensed in the United States with a combined capital and surplus of at least $500,000,000 and is approved by the Seller, which approval shall not be unreasonably withheld.

                    (b) The following shall be continuing and shall survive any termination of this Agreement: (i) the rights of any Purchaser to collect the Outstanding Balance of all Purchased Receivables, (ii) the rights and remedies of any Purchaser with respect to any breach of any representation and warranty made by any Originator pursuant to Article IV or

          Section 3.01, (iii) the indemnification provisions of Article IX and
          Section 10.06, (iv) the rights of the Agent and the Collection Agent to be paid the fees, costs and expenses provided for hereunder,
          (v) the agreement set forth in Section 10.07, (vi) the right of the Seller to collect the Holdback Amount from any Purchaser (or such portion thereof, if any, that the Seller may be entitled to),
          (vii) the obligations of the Agent under Section 2.05 and (viii) the obligations under Section 10.08.

                    SECTION 10.05.  Governing Law.  This Agreement shall be
                                    -------------
          governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the perfection of the interests of any Purchaser in the Receivables, the Related Security and the Collections, or remedies hereunder in respect thereof, are governed by the laws of a jurisdiction other than the State of New York.

                    SECTION 10.06.  Costs, Expenses and Taxes.  (a)  In
                                    -------------------------
          addition to the rights of indemnification granted under Article IX hereof, the Seller hereby agrees to pay on demand (i) all costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing) of this Agreement, the Ownership Documents and other documents in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent and the Purchasers as to their respective rights and remedies under this Agreement, and (ii) all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by any Purchaser in connection with the enforcement of this Agreement, the Ownership Documents and other documents in connection herewith; provided that nothing in this Section 10.06(a) shall
                    --------
          obligate the Seller or any Originator to pay any Collection Agent Fees, other costs of collecting the Purchased Receivables or commissions of the insurance agents of any Originator or costs with respect to any assignment of the Purchased Receivables by any Purchaser.

                    (b) In addition, the Seller hereby agrees to pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, recording or enforcement of this Agreement, the Ownership Documents or the other documents to be delivered hereunder (except with respect to any assignment of Purchased Receivables delivered hereunder), and agrees to save each Purchaser and the Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees; provided that each Purchaser will pay
                                   --------
          (or reimburse the Seller or such Originator for) all property, excise, sales or similar taxes imposed on Purchased Receivables (except to the extent such taxes are imposed because of the initial assignment by the Seller of Purchased Receivables).

                    SECTION 10.07.  No Proceedings.  The Seller, each
                                    --------------
          Originator, each Purchaser and the Agent each hereby agrees that it will not institute against any Purchaser that is a Purchaser which primarily engages in the business of purchasing or accepting assignments or transfers of, or making secured loans in respect of, accounts receivable, chattel paper or general intangibles or interests therein or, in the case of each Purchaser, any other such Purchaser, any proceeding of the type referred to in clause (i) of Section 10.09(h) so long as any commercial paper issued by such Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper shall have been outstanding. Any provision in this Agreement notwithstanding, no Purchaser shall have any obligation to make any payments under this Agreement otherwise than by deducting such amounts from Collections.

                    SECTION 10.08.  Confidentiality.  (a)  Unless otherwise
                                    ---------------
          required by applicable law, the Seller and each Originator agrees to maintain the confidentiality of this Agreement (and all drafts thereof) in communications with third parties and otherwise; provided, however, that this Agreement may be disclosed to third
          --------  -------
          parties to the extent such disclosure is (i) required in connection with a sale of securities of such Originator, (ii) made solely to persons who are legal counsel for the purchaser or underwriter of such securities, (iii) limited in scope to the provisions of Articles V and VI, and, to the extent defined terms are used in Articles V and VI, such terms defined in Article I of this Agreement and (iv) made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent; provided further, however, that the Agreement may be
                     -------- -------  -------
          disclosed to the Seller's accountants and legal counsel retained in connection with the negotiation, execution and delivery of this Agreement; and provided further, however, that the Seller
                              -------- -------  -------
          shall have no obligation of confidentiality in respect of any information which may be generally available to the public or become available to the public through no fault of the Seller.

                    (b)  Each Purchaser, the Agent and the Collection
          Agent, if other than an Originator, each hereby acknowledges that in connection with this Agreement each Originator will be
          required (i) to disclose to the Agent, the Collection Agent, if other than the Originator, and their respective agents and representatives certain confidential and proprietary information relating to such Originator's business activities, including, without limitation, certain books, lists, records and documents (including computer tapes and disks) in the possession or under the control of such Originator relating to the Purchased
          Receivables, including, without limitation, the related Contracts and Related Security, (ii) to allow the Agent or its agents and representatives to visit the offices of such Originator for the purpose of examining the materials described in clause (i) above, and (iii) to allow the Agent or its agents or representatives to discuss matters relating to Purchased Receivables sold by such Originator or such Originator's performance hereunder with any of the responsible officers or employees of such Originator having knowledge of such matters. Each Purchaser, the Agent and the Collection Agent, if other than an Originator, each hereby agrees that (i) it will not disclose and will not permit any of such agents or representatives to
          disclose (other than to its employees, auditors or counsel) any information with respect to any Originator which is furnished or delivered pursuant to Section 5.01(c), (ii) it will refrain from using and will not permit any of such agents or representatives to use any such information except as permitted by the terms of this Agreement, and (iii) it will maintain the confidentiality of this Agreement (and all drafts thereof); provided, however, that each
                                             --------  -------
          Purchaser, the Agent or the Collection Agent, if other than an Originator, and such agents or representatives, may make such disclosure (A) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over it, (B) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (C) as may be required by or in order to comply with any law, order, regulation or ruling
          (D) as may be required or appropriate to any Assignee or to any prospective Assignee, (E) as may be required or appropriate to any rating agency that rates or may rate the securities of any Purchaser or (F) as may be required or appropriate to any Person providing credit or liquidity support to a Purchaser, provided
                                                                --------
          that such a Person providing liquidity support is not also an insurance company or a member of a group (consisting of such agency or Person and all of its Affiliates) that is engaged primarily in the business of underwriting or selling insurance other than financial guarantors and provided, further, in the
                                              --------  -------
          case of any disclosure permitted by clause (D), (E) or (F)
          hereof, that any such Assignee, prospective Assignee, rating agency or Person providing credit or liquidity support agrees to treat such disclosure confidentially; provided further, however,
                                                -------- -------  -------
          that there shall be no obligation of confidentiality in respect of any information which may be generally available to the public or become available to the public through no fault of such Purchaser, the Agent or the Collection Agent, if other than an Originator, as the case may be.

                    SECTION 10.09.  Trigger Events.  If any of the
                                    --------------
          following events shall occur and be continuing:

                    (a) The Collection Agent (if other than the Agent or its designee) (i) shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this subsection (a)) and such failure shall remain unremedied for three Business Days or (ii) shall fail to make any payment or deposit to be made by it hereunder when due; or

                    (b) Any Originator shall fail (i) to transfer to the Agent when requested by the Agent any rights pursuant to this Agreement which it has as Collection Agent, (ii) to make any payment required under Section 9.01 or (iii) to turn over to the Collection Agent the amounts referred to in Sections 2.04(c)(i), (ii) and (iii); or

                    (c) Any representation or warranty made or deemed made by any Originator or the Seller (or any of its officers) under or in connection with this

               Agreement, any Purchaser Report or any other information or report delivered pursuant hereto shall prove to have been incorrect in any material respect when made or deemed made; or

                    (d) The Seller or any Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Seller by the Agent at the direction of the Majority Purchasers; or

                    (e) Any Originator or any of its subsidiaries shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $5,000,000 in the aggregate of such Originator or such subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                    (f) An event of default as defined in any agreement, mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced any Debt of the Company whether such Debt now exists or shall hereafter be created, in a principal amount then outstanding of $25,000,000 or more, shall occur and shall result in such Debt of the Company becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not be rescinded or annulled; or

                    (g) The Purchase of Purchased Receivables pursuant hereto shall for any reason, except to the extent permitted by the terms hereof, cease to create legal and equitable title to, and ownership of, each Purchased Receivable and the Related Security and Collections with respect thereto; or any Ownership Document delivered hereunder shall for any reason cease to evidence the transfer to the owner thereof of legal and equitable title to, and ownership of, Purchased Receivables and Related Security to the extent of the Receivable purchased (or purported to be purchased) thereunder; or

                    (h) (i) Any Originator, any of its subsidiaries or the Company shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Originator or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, if instituted against any Originator or any of its subsidiaries, either such proceeding shall not be stayed or dismissed for 45 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or any person or entity having authority over such Originator shall commence any delinquency proceeding or initiate any action or enter any order asserting or seeking to assert powers of supervision, rehabilitation or liquidation with respect to such Originator pursuant to applicable laws; or (ii) any Originator or any of its subsidiaries shall take any corporate action to authorize any of the actions set forth in clause (i) above in this subsection (h); or

                    (i) There shall have been any material adverse change in the financial condition or operations of any Originator or the Company since September 30, 1994; or there shall have occurred any event which may materially adversely affect the ability of the Seller to perform its obligations under this Agreement and the Ownership Documents; or

                    (j) The agreement referred to in Section 3.01(l) shall no longer be in full force and effect; or

                    (k) The Company shall not maintain a long-term senior debt rating of at least BBB- by Standard & Poor's
               Corporation and at least Baa3 by Moody's Investors Service,
               Inc;

          then, and in any such event, (i) the Agent and each Purchaser shall have, in addition to the rights and remedies which they may have under this Agreement or at law, including, without limitation, the right to require the Collection Agent to segregate and deposit in each Purchaser's account all amounts held in trust and the right to replace the Collection Agent, all other rights and remedies provided under the UCC of the applicable jurisdiction or jurisdictions and other applicable laws, which rights shall be cumulative, and (ii) the Seller shall pay each Purchaser an amount equal to .25% of the then Outstanding Balance of each Purchaser's Share Percentage of Purchased Receivables.

                    SECTION 10.10.  Independent Decision.  The Seller and
                                    --------------------
          each Originator acknowledges that it has, independently and without reliance upon any Purchaser, the Agent, CNA, any financial institution designated by any Initial Purchaser on the signature page hereof or any Affiliate thereof and based upon such documents and information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement.

                    SECTION 10.11.  Execution in Counterparts.  This
                                    -------------------------
          Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


          SELLER:        THE CONTINENTAL INSURANCE COMPANY


                         By        Frank Colalucci
                           ---------------------------------
                                   Vice President

                           180 Maiden Lane, 12th Floor
                           New York, New York  10038
                           Attention: Martin D. Haber, Esq.
                                      General Counsel
                           Telecopy No.:  (212) 440-7982

                         with a copy to:

                           The Continental Insurance Companies
                           One Continental Drive
                           Cranbury, New Jersey  08570
                           Attention: Mr. Francis M. Colalucci
                                      Vice President
                           Telecopy No.:  (609) 395-5957

                         BOSTON OLD COLONY INSURANCE COMPANY


                          By        J. Heath Fitzsimmons
                           ---------------------------------
                                   Senior Vice President


                         THE BUCKEYE UNION INSURANCE COMPANY


                         By        J. Heath Fitzsimmons
                           ---------------------------------
                                   Senior Vice President


                         CASUALTY INSURANCE COMPANY


                         By       Francis Colalucci
                           ---------------------------------
                                   Vice President



                         COMMERCIAL INSURANCE COMPANY OF NEWARK, N.J.


                         By        J. Heath Fitzsimmons
                           ---------------------------------
                                   Senior Vice President



                         THE CONTINENTAL INSURANCE COMPANY OF
                           NEW JERSEY


                         By        J. Heath Fitzsimmons
                           ---------------------------------
                                   Senior Vice President

                         CONTINENTAL LLOYD'S INSURANCE COMPANY


                         By       Francis Colalucci
                           ---------------------------------
                                   Attorney-in-Fact



                         CONTINENTAL REINSURANCE CORPORATION


                         By        J. Heath Fitzsimmons
                           ---------------------------------
                                   Senior Vice President



                         THE FIDELITY AND CASUALTY COMPANY OF NEW YORK


                         By        J. Heath Fitzsimmons
                           ---------------------------------
                                   Senior Vice President



                         FIREMEN'S INSURANCE COMPANY OF NEWARK,
                           NEW JERSEY


                         By        J. Heath Fitzsimmons
                           ---------------------------------
                                   Senior Vice President



                         THE GLENS FALLS INSURANCE COMPANY


                         By        J. Heath Fitzsimmons
                           ---------------------------------
                                   Senior Vice President

                         KANSAS CITY FIRE AND MARINE INSURANCE COMPANY


                         By        J. Heath Fitzsimmons
                           ---------------------------------
                                   Senior Vice President



                         THE MAYFLOWER INSURANCE COMPANY, LTD.


                         By        J. Heath Fitzsimmons
                           ---------------------------------
                                   Senior Vice President



                         NATIONAL-BEN FRANKLIN INSURANCE COMPANY
                           OF ILLINOIS


                         By        J. Heath Fitzsimmons
                           ---------------------------------
                                   Senior Vice President



                         NIAGARA FIRE INSURANCE COMPANY


                         By        J. Heath Fitzsimmons
                           ---------------------------------
                                   Senior Vice President



                         PACIFIC INSURANCE COMPANY


                         By        J. Heath Fitzsimmons
                           ---------------------------------
                                   Senior Vice President

                         WORKERS' COMPENSATION AND INDEMNITY COMPANY
                           OF CALIFORNIA


                         By       Francis Colalucci
                           ---------------------------------
                                   Vice President

          AGENT:         CITICORP NORTH AMERICA, INC.,
                           Individually and as Agent


                         By        Bruce B. Clark
                           ---------------------------------
                                   Vice President

                         450 Mamaroneck Avenue
                         Harrison, New York  10528
                         Attention:  U.S. Securitization
                         Telex No.:  TWX 510 600 5528
                         Answerback:  CIC CAF UD
                         Telecopy No.:  (914) 899-7890

          PURCHASERS:    CORPORATE RECEIVABLES CORPORATION

                         By CITICORP NORTH AMERICA, INC.,
                             its Managing Agent

                         By        Bruce B. Clark
                           ---------------------------------
                                   Vice President

                         450 Mamaroneck Avenue
                         Harrison, New York  10528
                         Attention:  U.S. Securitization
                         Telex No.:  TWX 510 600 5528
                         Answerback:  CIC CAF UD
                         Telecopy No.:  (914) 899-7890

                         Account for Deposits:
                           Bank:   Citibank, N.A.
                                399 Park Avenue
                                New York, New York  10043
                         Account Name:  Citicorp North America, Inc.,
                                      as managing agent for
                                      Corporate Receivables
                                      Corporation
                         Account Number:  4056-3414

                         FALCON ASSET SECURITIZATION CORPORATION


                         By /s/ Authorized Signor
                           ---------------------------------
                                Authorized Signor

                         One First National Plaza
                         Suite 0596, 21st Floor
                         Chicago, Illinois  60670
                         Attention: The Asset-Backed Markets Division Telecopy No.: (312) 732-4487

                         Account for Deposits:
                         Bank:  The First National Bank of Chicago
                              One First National Plaza
                              Chicago, Illinois  60670
                         Account Name:  Falcon Asset Securitization
          Corporation
                         Account Number:  51-14810

                         ATLANTIC ASSET SECURITIZATION CORP.

                         Credit Lyonnais New York Branch
                           as Attorney-in-fact for Atlantic Asset
                              Securitization Corp.

                         By       Barbara Kellc
                           ---------------------------------
                                Authorized Signor

                         1301 Avenue of the Americas
                         20th Floor
                         New York, NY 10019
                         Facsimile No.:  (212) 459-3258
                         Attention:  Merchant Banking
                                  Barbara Kellc

                         Account for Deposits:
                           Bank: Credit Lyonnais New York Branch
                           1301 Avenue of the Americas
                           New York, NY 10019
                         Account Name: Atlantic Asset Securitization Corp. Account Number: 01-25680-001-00-001
                         ABA Number: 0260-0807-3

                         SHEFFIELD RECEIVABLES CORPORATION


                         By   /s/ James Moore
                           ---------------------------------
                              Authorized Signor

                         222 Broadway
                         New York, New York  10038

                         Account for Deposits:
                           Bank:  Barclays Bank PLC
                                 75 Wall Street
                                 New York, New York  10065
                           Account Name:  Sheffield Receivables Corporation
                           Account No.:   050-786393
                           ABA Number:    026002574

                                      Schedule I

                            List of Purchased Receivables*
                            -----------------------------

                                                           Outstanding
          Insured        Invoice Date        Due Date       Balance**

          -------        ------------        --------      -----------











                                                           ------------

                                                                  TOTAL




          --------------------

           * Microfiche records delivered to the Agent and shall be deemed to be incorporated herein.

           ** Amounts expressed prior to deduction of commissions payable to agents of Originators.

                                                            Schedule II

                                                       Purchaser Allocations
                                                       ---------------------

                                                                                  Amount            Amount
                                                                              Applicable to      Applicable to
                                          Amount               Amount         Atlantic Asset       Sheffield
                                      Applicable to        Applicable to      Securitization      Receivables
                                           CRC                 FALCON             Corp.           Corporation          Total
                                      -------------       --------------     ---------------    --------------     -----------
      1.   Share Percentage                  32.50%            22.50%             22.50%            22.50%            100.00%

      2.   Outstanding Balance*         153,370,869        106,179,832        106,179,832       106,179,832        471,910,365

      3.   Agents' commissions           20,882,422         14,457,061         14,457,061        14,457,061         64,253,606

      4.   Outstanding Balance          132,488,447         91,722,771         91,722,771        91,722,771        407,656,759
               net of agents'
               commissions

      5.   Holdback Amount                4,062,500          2,812,500          2,812,500         2,812,500         12,500,000

      6.   Target Amount                  2,902,053          2,009,940          2,005,125         1,972,383          8,889,501

      7.   Collection Agent                 321,065            222,276            222,276           222,276            987,892
               Fee Holdback
               Amount

      8.   Cash Purchase Price          125,202,829         86,678,055         86,682,870        86,715,612        385,279,366



     --------------------------------

     * Amounts expressed prior to deduction of commissions payable to agents of Originators.

                                     Schedule III
                                     ------------

                              Forecasted Collections and
                                 Agents' Commissions
                              --------------------------


                                                              Collections
                                                                 Net of
        Settlement                              Agents'          Agents'
           Date             Collections       Commissions      Commissions
        ----------          -----------       -----------      -----------

        01/23/95            35,384,678         5,147,481       30,327,196
        02/22/95            94,805,185        12,943,631       81,861,554
        03/21/95            78,121,628        10,537,947       67,583,681
        04/21/95            68,988,109         9,283,317       59,704,792
        05/19/95            55,630,759         7,498,395       48,132,364
        06/21/95            43,755,418         5,902,707       37,852,711
        07/24/95            32,386,738         4,386,009       28,000,729
        08/21/95            33,169,106         4,536,303       28,632,803
        09/22/95            15,913,666         2,167,509       13,746,158
        10/23/95             9,354,199         1,273,017        8,081,182
        11/21/95             3,549,676           469,295        3,080,381
        12/21/95               851,203           107,995          743,208
                            ----------         ---------       ----------


        TOTALS             471,910,365        64,253,606      407,656,758
                           -----------        ----------      -----------

                                                 EXHIBIT D
                                                  FORM OF
                                              PURCHASER REPORT*


                                      The Continental Insurance Company
                                Purchaser Report (including Deemed Collections)


                                         For Purchaser
                                                      -------------
                                   For Settlement Date
                                                      -------------
                                          Date Prepared
                                                       -------------

                      1. Collections





                                                            Deemed                                            Net
                  Gross                       Net        Collections**                     Net             Cumulative
                  Actual       Actual        Actual        (Net of                        Amount             Amount
Settlement       Premium       Agents'       Premium        Agents'      Collection     Remitted to        Remitted to
  Date         Collections   Commissions   Collections   Commissions)    Agent Fees     Purchaser***       Purchaser***
---------      -----------   -----------   -----------   -----------     ----------     ------------       ------------














    Forecasted
    Cumulative
    Collections
    per Schedule
    III (Net of
      Agents'         Cumulative
    Commissions        Variance
     and Coll.        (Actual vs.
    Agent Fees)        Forecast)
   ------------      ------------













*     See Section 2.04(e) of the Agreement for additional instructions.
**    Per Clauses (i) and (ii) of Section 2.04(c).
***   Per Section 2.04(b) (actual amounts deposited).

    2. Agings of Purchased Receivables As of Settlement Date




    3. Losses of Writeoffs of Purchased Receivables

         For the Current
         Settlement Period             Cumulative
         -----------------             -----------




    4. Purchased Receivables for Which a Loss Provision Exists




    The Continental Insurance Company


    By
       ---------------------------------
      Name:
      Title:

                                                                EXHIBIT A

                                       FORM OF
                                  OWNERSHIP DOCUMENT


                                                Dated:  December __, 1994


             Face Amount:  $


                       Reference is made to the Receivables Purchase and
             Sale Agreement dated as of December 15, 1994 (the "Agreement") among The Continental Insurance Company, Boston
              ---------
             Old Colony Insurance Company, The Buckeye Union Insurance Company, Casualty Insurance Company, Commercial Insurance Company of Newark, N.J., The Continental Insurance Company of New Jersey, Continental Lloyd's Insurance Company, Continental Reinsurance Corporation, The Fidelity and Casualty Company of New York, Firemen's Insurance Company of Newark, New Jersey, The Glens Falls Insurance Company, Kansas City Fire and Marine Insurance Company, The Mayflower Insurance Company, Ltd., National-Ben Franklin Insurance Company of Illinois, Niagara Fire Insurance Company, Pacific Insurance Company and Workers' Compensation and Indemnity Company of California (collectively, the "Seller"), the
                                                       ------
             purchasers parties thereto and Citicorp North America, Inc., individually and as agent for the purchasers. Terms defined in the Agreement are used herein as therein defined.

                       The Seller hereby sells and assigns to [Name of
             Purchaser] (the "Purchaser") all right, title and interest,
                              ---------
             to the extent of such Purchaser's Share Percentage, in and to the Eligible Receivables set forth on Schedule I to the Agreement pursuant to the Agreement.

                       The Purchaser's Share Percentage of Collections of
             Purchased Receivables set forth on Schedule I of the Agreement shall be recorded in the books and records of the Purchaser and, prior to any transfer hereof, shall be endorsed by the Purchaser on the schedule attached hereto which is a part of this Ownership Document.

                       This Ownership Document is made without recourse
             except as otherwise provided in the Agreement.

                       This Ownership Document shall be governed by and
             construed in accordance with the laws of the State of New
             York.

                       IN WITNESS WHEREOF, the undersigned has caused the
             Ownership Document to be duly executed and delivered by its duly authorized officer as of the date first written above.

                                           THE CONTINENTAL INSURANCE
                                             COMPANY, acting on behalf
                                             of the Seller



                                           By_________________________
                                               Title:

                                       SCHEDULE
                                       --------

       Date of
       Purchase                      Amount of
       of             Original       Reduction                     Aggregate
       Reduction      Amount of      of                            Amount of
       or             Outstanding    Outstanding    Amount of      Outstanding
       Assignment     Balance        Balance        Assignment     Balance
       ----------     -----------    -----------    ----------     -----------

                                                                EXHIBIT B


                                       FORM OF
                                      ASSIGNMENT




                    Assignment dated __________, 19__, made by the undersigned to __________________ pursuant to the Receivables Purchase and Sale Agreement dated as of December 15, 1994 (the "Agreement"; terms defined therein being used herein as therein
           ---------
          defined) among The Continental Insurance Company, Boston Old Colony Insurance Company, The Buckeye Union Insurance Company, Casualty Insurance Company, Commercial Insurance Company of Newark, N.J., The Continental Insurance Company of New Jersey, Continental Lloyd's Insurance Company, Continental Reinsurance Corporation, The Fidelity and Casualty Company of New York, Firemen's Insurance Company of Newark, New Jersey, The Glens Falls Insurance Company, Kansas City Fire and Marine Insurance Company, The Mayflower Insurance Company, Ltd., National-Ben Franklin Insurance Company of Illinois, Niagara Fire Insurance Company, Pacific Insurance Company and Workers' Compensation and Indemnity Company of California (collectively, the "Seller"), the
                                                              ------
          purchasers parties thereto and Citicorp North America, Inc., individually and as agent for the purchasers.

                    In consideration of the payment of $_________, receipt of which payment is hereby acknowledged, the undersigned hereby assigns to __________________ [all][__%] of its right, title and interest in and to its Share Percentage of Purchased Receivables purchased by the undersigned in the Purchase on December __, 1994, under the Agreement.

                    This Agreement is made without recourse except that the undersigned hereby represents and warrants that it is the owner of the Share Percentage referred to above and that it has not created any Adverse Claim upon or with respect to such Share Percentage.

                    This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

                    IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed and delivered by its duly authorized officer or agent as of the date first written above.

                                             [NAME OF ASSIGNOR]


                                             By_____________________
                                                 Title:

                                                                EXHIBIT C


                                INTENTIONALLY OMITTED

                                                                EXHIBIT E


                      [FORM OF OPINION OF COUNSEL FOR SELLER AND
                                   EACH ORIGINATOR]

                              [Date of Initial Purchase]

             To each of the Initial Purchasers parties to
               the Receivables Purchase and Sale Agreement dated as of December 15, 1994 among The Continental Insurance Company and certain of its affiliates, said Purchasers and Citicorp North America, Inc., as Agent, and to Citicorp North America, Inc., as Agent

             Gentlemen:

                       This opinion is furnished to you pursuant to
             Section 3.01(h) of the Receivables Purchase and Sale Agreement dated as of December 15, 1994 (the "Agreement")
                                                           ---------
             among The Continental Insurance Company, Boston Old Colony Insurance Company, The Buckeye Union Insurance Company, Casualty Insurance Company, Commercial Insurance Company of Newark, N.J., The Continental Insurance Company of New Jersey, Continental Lloyd's Insurance Company, Continental Reinsurance Corporation, The Fidelity and Casualty Company of New York, Firemen's Insurance Company of Newark, New Jersey, The Glens Falls Insurance Company, Kansas City Fire and Marine Insurance Company, The Mayflower Insurance Company, Ltd., National-Ben Franklin Insurance Company of Illinois, Niagara Fire Insurance Company, Pacific Insurance Company and Workers' Compensation and Indemnity Company of California (each an "Originator" and collectively the
                                  ----------
             "Originators"), Corporate Receivables Corporation, Falcon
              -----------
             Asset Securitization Corporation, Atlantic Asset Securitization Corp. and Sheffield Receivables Corporation (each an "Initial Purchaser" and collectively the "Initial
                       -----------------                        -------
             Purchasers"), and Citicorp North America, Inc. ("CNA"), as
             ----------                                       ---
             Agent (the "Agent").  Terms defined in the Agreement are
                         -----
             used herein as therein defined.

                       I have acted as counsel for the Originators in
             connection with the preparation, execution and delivery of, and the Purchase made under, the Agreement.

                       In that connection, I have examined:

                       (1)  The Agreement.

                       (2) The documents furnished by each Originator pursuant to Section 3.01 of the Agreement.

                       (3) The Articles of Incorporation or Certificates of Incorporation, and all amendments thereto (the "Charter"), of each Originator (other than Continental
              -------
             Lloyd's Insurance Company) and the Articles of Agreement (the "Articles") of Continental Lloyd's Insurance Company.
                   --------

                       (4) The by-laws, and all amendments thereto (the "By-laws"), of each Originator (other than Continental
              -------
             Lloyd's Insurance Company).

                       (5) With respect to the opinion in paragraph 7 relating to the filing of Financing Statements, I have relied on the acknowledgement copies of the Financing Statements and, in the case of Financing Statements filed wit the Secretary of State of the State of New York, time stamped copies of the Financing Statements, under the Uniform Commercial Code (the "UCC") as in effect in the
                                           ---
             States of New York, Texas an Illinois, naming the respective Originators as assignor and CNA, as Agent, as assignee, which Financing Statements have been filed in the filing offices listed in Exhibit A hereto located in the respective states listed in Exhibit A hereto.

                       In addition, I have examined the originals, or
             copies certified to my satisfaction, of such other corporate records of the Originators, certificates of public officials and of officers of the Originators and agreements, instruments and documents, as I have deemed necessary as a basis for the opinion hereinafter expressed. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of the Originators or their respective officers or of public officials.

                       To the extent that the obligations of the
             Originators may be dependent upon such matters, I have assumed for purposes of this opinion that each of the Purchasers and the Agent have been duly organized, have the general power and authority to execute and perform the Agreement and have duly authorized the Agreement, and that the Agreement has been duly executed and delivered by them.

                       Based upon the foregoing and my examination of
             such questions of law as I have deemed necessary or appropriate for purposes of this opinion, I am of the following opinion:

                       1. Each Originator has been duly organized or, in the case of Continental Lloyd's Insurance Company, duly formed, and is validly existing and in good standing under the laws of the state of its incorporation or, in the case of Continental Lloyd's Insurance Company, the state of its formation, and is duly qualified to do business, and is in good standing, in every jurisdiction where the failure to so qualify would materially adversely affect such Originator's condition, financial or otherwise, operations and prospects.

                       2. The execution, delivery and performance by each Originator of the Agreement and the Ownership Documents and all other instruments and documents to be delivered by the Originators under the Agreement, and the transactions contemplated thereby, are within such Originator's corporate powers, have been duly authorized by all necessary corporate action, and (a) do not contravene (i) the Charter, By-laws or Articles of Agreement of such Originator, (ii) any law, rule or regulation applicable to such Originator, (iii) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other agreement or instrument binding on such Originator or (iv) any order, writ, judgment, award, injunction or decree binding on such Originator or affecting its property, (b) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of such Originator's properties (except as may be specifically contemplated in the Agreement), and (c) do not require compliance with any bulk sales act or similar law. The Agreement and the Ownership Documents have been duly executed and delivered on behalf of each Originator.

                       3. No authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by any Originator of the Agreement and the Ownership Documents or any other document or instrument to be delivered by it thereunder or for the perfection of or the exercise by the Agent or any of the Initial Purchasers of their respective rights and remedies under the Agreement and the Ownership Documents, except for
                                                              ------
             the Financing Statements referred to in Section 3.01(e) of the Agreement and the consent of the Investor referred to in
             Section 3.01(o) of the Agreement.

                       4. The Agreement is the legal, valid and binding obligation and act of each Originator, enforceable in accordance with its terms. Each of the Ownership Documents, when executed and delivered under the Agreement, will be the legal, valid and binding obligation and act of such Originator, enforceable in accordance with its terms, and will evidence the transfer to the applicable Initial Purchaser thereof of legal and equitable title to, and ownership of, to the extent of such Purchaser's Share Percentage, the Purchased Receivables.

                       5. To the best of my knowledge, there is no pending or threatened action, suit or proceeding, or order, writ, judgment, award, injunction or decree, against or affecting any Originator or any of its subsidiaries before any court, governmental agency or arbitrator which may materially adversely affect either the financial condition or operations of such Originator or such Originator and its subsidiaries taken as a whole or the ability of such Originator to perform its obligations under the Agreement or the Ownership Documents. No Originator nor any of its subsidiaries is in default with respect to any order of any court, arbitrator or governmental body except for defaults with respect to orders of governmental agencies which defaults are not material to such Originator or to the business or operations of such Originator and its subsidiaries, taken as a whole.

                       6. Upon the Purchase, the Initial Purchasers shall acquire legal and equitable title to, and ownership of, to the extent of their respective Share Percentages, each Receivable listed on Schedule I to the Agreement and the Related Security and Collections with respect thereto free and clear of any Adverse Claims. I have assumed for purposes of this paragraph that no effective financing statement or other instrument similar in effect covering any Purchased Receivable or the Related Security or Collections with respect thereto is on file in any recording office except for the Financing Statements referred to in Section 3.01(e) of the Agreement.

                       7. The Financing Statements are in appropriate form and have been duly filed pursuant to the UCC of the States of New York, Texas and Illinois evidencing the legal and equitable title to, and ownership of, the Purchased Receivables, subject to the following:

                       (a)  in the case of non-identifiable cash
                  proceeds, continuation of perfection of the interest in the Purchased Receivables is limited to the extent set forth in section 9-306 of the UCC; and

                       (b) Article 9 of the UCC requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of the original filings, in order to maintain the effectiveness of the filings referred to in this paragraph.

                       8. Each Purchased Receivable is assignable under applicable law, and is not subject to any restriction or limitation upon assignment under the Contract relating thereto.

                       9.   The Intercompany Pooling Agreement
             constitutes the legal, valid and binding obligation of each Originator enforceable against such Originator in accordance with its terms. Pursuant to the Intercompany Pooling Agreement, each Originator (i) has purchased and, immediately prior to the Purchase, owns a discrete participation and percentage interest in each Purchased Receivable and (ii) together with each other

             Originator, is, immediately prior to the Purchase, the owner of such Purchased Receivables in their entirety.

                       The opinions set forth above are subject to the
             following qualifications:

                       (a)  The enforceability of each Originator's
             obligations under the Agreement and the Ownership Documents is subject (i) to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws relating to or affecting creditors', policy holders' or claimants' rights generally and (ii) to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                       (b)  I express no opinion as to priority as
             against any claim or lien in favor of the United States or any agency or instrumentality thereof (including, without limitation, federal tax liens and liens under Title IV of the Employee Retirement Income Security Act of 1974, as amended).

                       (c) I have not consulted with local counsel in any jurisdiction, and, as a member of the Bar of the State of New York, I do not purport to be an expert in the law of any other jurisdiction which might be involved. However, I have reviewed the Uniform Commercial Code of all jurisdictions which might be involved as presented in standard compilations of such laws.

                                                Very truly yours,

                                                              EXHIBIT E-1


                     [FORM OF OPINION OF COUNSEL FOR THE COMPANY]


                              [Date of Initial Purchase]


             To each of the Initial Purchasers parties to
               the Receivables Purchase and Sale Agreement dated as of December 15, 1994 among The Continental Insurance Company and certain of its affiliates, said Purchasers and Citicorp North America, Inc., as Agent, and to Citicorp North America, Inc., as Agent


             Gentlemen:

                       This opinion is furnished to you pursuant to
             Section 3.01(h) of the Receivables Purchase and Sale Agreement dated as of December 15, 1994 (the "Agreement")
                                                           ---------
             among The Continental Insurance Company, Boston Old Colony Insurance Company, The Buckeye Union Insurance Company, Casualty Insurance Company, Commercial Insurance Company of Newark, N.J., The Continental Insurance Company of New Jersey, Continental Lloyd's Insurance Company, Continental Reinsurance Corporation, The Fidelity and Casualty Company of New York, Firemen's Insurance Company of Newark, New Jersey, The Glens Falls Insurance Company, Kansas City Fire and Marine Insurance Company, The Mayflower Insurance Company, Ltd., National-Ben Franklin Insurance Company of Illinois, Niagara Fire Insurance Company, Pacific Insurance Company and Workers' Compensation and Indemnity Company of California (each an "Originator" and collectively the
                                  ----------
             "Originators"), Corporate Receivables Corporation, Falcon
              -----------
             Asset Securitization Corporation, Atlantic Asset Securitization Corp. and Sheffield Receivables Corporation (each an "Initial Purchaser" and collectively the "Initial
                       -----------------                        -------
             Purchasers"), and Citicorp North America, Inc., as Agent
             ----------
             (the "Agent").  Terms defined in the Agreement are used
                   -----
             herein as therein defined.

                       I have acted as counsel for The Continental
             Corporation (the "Company") in connection with the prepara-
                               -------
             tion, execution and delivery of the agreement of the Company dated the date hereof in favor of the Agent for the
             Purchasers (the "Company Agreement").
                              -----------------

                       In that connection, I have examined:

                       (1)  The Agreement and the Company Agreement.

                       (2) The Certificate of Incorporation, and all amendments thereto (the "Charter"), of the Company.
                                      -------

                       (3) The by-laws, and all amendments thereto (the "By-laws"), of the Company.
              -------

                       In addition, I have examined the originals, or
             copies certified to my satisfaction, of such other corporate records of the Company, certificates of public officials and of officers of the Company, and agreements, instruments and documents, as I have deemed necessary as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certifi-cates of the Company or their respective officers or of public officials.

                       To the extent that the obligations of the Company
             may be dependent upon such matters, I have assumed for purposes of this opinion that each of the Purchasers and the Agent have been duly organized, have the general power and authority to execute and perform the Agreement and have duly authorized the Agreement, and that the Agreement has been duly executed and delivered by them.

                       Based upon the foregoing and my examination of
             such questions of law as I have deemed necessary or appro-priate for purposes of this opinion, I am of the following opinion:

                       1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and is duly qualified to do business, and in good standing, in every jurisdiction where the failure to so qualify would materially adversely affect the Company's condition, financial or otherwise, operations or prospects.

                       2. The execution, delivery and performance by the Company of the Company Agreement and all other instruments and documents to be delivered by the Company thereunder, and the transactions contemplated thereby, are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and (a) do not contravene (i) the Charter or By-laws of the Company,
             (ii) any law, rule or regulation applicable to the Company,
             (iii) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on the Company or (iv) any order, writ, judgment, award, injunction or decree binding on the Company or affecting its property, and (b) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of the Company's properties. The Company Agreement has been duly executed and delivered by the Company.

                       3. No authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execu-tion, delivery and performance by the Company of the Company Agreement or any other document or instrument to be delivered by it thereunder except for the consent of the
                                        ------
             Investor referred to in Section 3.01(o) of the Agreement.

                       4. The Company Agreement is the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

                       5. The Company or a wholly owned subsidiary of the Company is the registered and beneficial direct or indirect owner of all of each class of the issued and outstanding shares of the capital stock of each Originator, other than Continental Lloyd's Insurance Company. The Company or a wholly owned subsidiary of the Company is the beneficial direct or indirect owner of all of the interests in Continental Lloyd's Insurance Company.

                       6.   To the best of my knowledge after due
             inquiry, there is no pending or threatened action, suit or proceeding, or order, writ, judgment, award, injunction or decree, against or affecting the Company or any of its sub-sidiaries before any court, governmental agency or arbi-trator which may materially adversely affect either the financial condition or operations of the Company or the Company and its subsidiaries taken as a whole or the ability of the Company to perform its obligations under the Company Agreement. Neither the Company nor any of its subsidiaries is in default with respect to any order of any court, arbi-trator or governmental body except for defaults with respect to orders of governmental agencies which defaults are not material to the Company or to the business or operations of the Company and its subsidiaries, taken as a whole.

                       In addition, I have acted as counsel for the
             Originators with respect to certain matters involving the Securities Act of 1933 and the Investment Company Act of

             1940. In that connection, I have examined the Agreement and such legal authorities as I deemed necessary or appropriate for the purposes of this opinion. Based on the foregoing, I am of the opinion that:

                            The transactions in which the Receivables
                  constituting the Purchased Receivables were created and acquired by the Originators constituted "current trans-actions" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended. The Receivables constituting the Purchased Receivables are "notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services" within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

                       The opinion set forth in paragraph 4 above as to
             the enforceability of the Company's obligations under the Company Agreement is subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, mora-torium or other similar law relating to or affecting creditors', policy holders' or claimants' rights generally and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                                           Very truly yours,

                                                              EXHIBIT E-2


                      [FORM OF OPINION OF COUNSEL FOR SELLER AND
                                   EACH ORIGINATOR]


                                        [Date]


             To each of the Initial Purchasers parties to
               the Receivables Purchase and Sale Agreement dated as of December 15, 1994 among The Continental Insurance Company and certain of its affiliates, said Purchasers, and Citicorp North America, Inc., as Agent, and to Citicorp North America, Inc., as Agent


             Gentlemen:

                       This opinion is furnished to you pursuant to
             Section 3.02 of the Receivables Purchase and Sale Agreement dated as of December 15, 1994 (the "Agreement") among The
                                                 ---------
             Continental Insurance Company, Boston Old Colony Insurance Company, The Buckeye Union Insurance Company, Casualty Insurance Company, Commercial Insurance Company of Newark, N.J., The Continental Insurance Company of New Jersey, Continental Lloyd's Insurance Company, Continental Reinsurance Corporation, The Fidelity and Casualty Company of New York, Firemen's Insurance Company of Newark, New Jersey, The Glens Falls Insurance Company, Kansas City Fire and Marine Insurance Company, The Mayflower Insurance Company, Ltd., National-Ben Franklin Insurance Company of Illinois, Niagara Fire Insurance Company, Pacific Insurance Company and Workers' Compensation and Indemnity Company of California (each an "Originator" and collectively the
                                  ----------
             "Originators"), Corporate Receivables Corporation, Falcon
              -----------
             Asset Securitization Corporation, Atlantic Asset Securitization Corp. and Sheffield Receivables Corporation (each an "Initial Purchaser" and collectively the "Initial
                       -----------------                        -------
             Purchasers"), and Citicorp North America, Inc. ("CNA"), as
             ----------                                       ---
             Agent (the "Agent").  Terms defined in the Agreement are
                         -----
             used herein as therein defined.

                       I have acted as counsel for the Originators in
             connection with the preparation, execution and delivery of, and the Purchase made under, the Agreement.

                       In that connection, I have examined:

                       (1)  The Agreement.

                       (2) The documents furnished by each Originator pursuant to Section 3.01 of the Agreement.

                       (3)  Acknowledgement copies of financing
             statements (the "Financing Statements") under the Uniform
                              --------------------
             Commercial Code (the "UCC") as in effect in the States of
                                   ---
             New York, Texas and Illinois, naming the respective Originators as assignor and CNA, as Agent, as assignee, which Financing Statements have been filed in the filing offices listed in Schedule I hereto located in the respective states listed in Schedule I hereto.

                       (4)  Certificates from Intercounty Clearance
             Corporation as to copies of the Financing Statements on file in the filing offices listed in Schedule I hereto located in the respective states listed in Schedule I hereto.

                       In addition, I have examined the originals, or
             copies certified to my satisfaction, of such other corporate records of the Originators, certificates of public officials and of officers of the Originators, and agreements, instru-ments and documents, as I have deemed necessary as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of the Originators or their respective officers or of public officials.

                       To the extent that the obligations of the
             Originators may be dependent upon such matters, I have assumed for purposes of this opinion that each of the Initial Purchasers and the Agent have been duly organized, have the general power and authority to execute and perform the Agreement and have duly authorized the Agreement, and that the Agreement has been duly executed and delivered by them.
                       Based upon the foregoing and my examination of
             such questions of law as I have deemed necessary or appropriate for purposes of this opinion, I am of the following opinion:

                       1.   At the Purchase, the Initial Purchasers
             acquired legal and equitable title to, and ownership of, to the extent of their respective Share Percentages, each Receivable listed on Schedule I to the Agreement and the Related Security and Collections with respect thereto free and clear of any Adverse Claim. Based upon an examination of the search reports referred to in Section 3.02(i) of the Agreement, no effective financing statement or other instru-ment similar in effect covering any Purchased Receivable or the Related Security or Collections with respect thereto is on file in any recording office except for the filings referred to in paragraph 2 below.

                       2. The Financing Statements are in appropriate form and have been duly filed pursuant to the UCC of the States of New York, Texas and Illinois, evidencing the exclusive legal and equitable title to, and ownership of, the Purchased Receivables, except as follows:

                            (a)  in the case of non-identifiable cash
                  proceeds, continuation of perfection of the interest in the Purchased Receivables is limited to the extent set forth in Section 9-306 of the UCC; and

                            (b) Article 9 of the UCC requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of the original filings, in order to maintain the effectiveness of the filings referred to in this paragraph.

                       The opinions set forth above are subject to the
             following qualifications:

                       (a)  The enforceability of each Originator's
             obligations under the Agreement and the Ownership Documents is subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                       (b)  I express no opinion as to priority as
             against any claim or lien in favor of the United States or any agency or instrumentality thereof (including, without limitation, federal tax liens and liens under the Title IV of the Employee Retirement Income Security Act of 1974, as amended).

                       (c) I have not consulted with local counsel in any jurisdiction, and, as a member of the Bar of the State of New York, I do not purport to be an expert in the law of any other jurisdiction which might be involved. However, I have reviewed the Uniform Commercial Code of all jurisdic-tions which might be involved as presented in standard compilations of such laws.

                                           Very truly yours,

                                                                    Exhibit F

                          LIST OF OFFICES OF EACH ORIGINATOR
                                WHERE RECORDS ARE KEPT

                                      Exhibit F


             Northeast Region                   Great Lakes Region/MOAC
             ----------------                   -----------------------

             Continental Insurance              Continental Insurance
             333 Glen Street                    200 South Wacker Dr.
             Glens Falls, N.Y.  12801           Chicago, Illinois  60606
                  New York                           Kansas
                  Vermont                            Missouri
                  New Hampshire                      Nebraska
                  Maine                              North Dakota
                  Massachusetts                      Oklahoma
                  Rhode Island                       Montana
                  Connecticut                        Idaho
                                                     Wyoming
             Mid-Atlantic Region                     Utah
             -------------------                     New Mexico
                                                     Arizona
             Continental Insurance                   Colorado
             2401 Pleasent Valley Road               Illinois
             York, PA  17402                         Wisconsin
                  New Jersey                         Minnesota
                  Pennsylvania                       South Dakota
                  West Virginia                      Iowa
                  Maryland
                  Virginia
                  District of Columbia          Gulf Coast Region
                                                -----------------

             Midwest Region                     Continental Insurance
             --------------
                                                600 N. Pearl Street
             Continental Insurance              Dallas, TX  75201
             1111 E. Broad Street                    Texas
             Columbus, OH  43205-1303                Louisana
                  Georgia                            Mississippi
                  Ohio                               Arkansas
                  Indiana                            California
                  Michigan                           Washington
                  Kentucky                           Oregon
                  Tennessee                          Nevada
                  South Carolina                     Alaska
                  North Carolina                     Hawaii
                  Alabama
                  Florida

             Special Operations
             Special Risk/CE&S/CHC
             ---------------------

             Continental Insurance
             180 Maiden Lane
             New York, NY  10038

             Special Operations/MOAC
             -----------------------

             Continental Insurance
             1 Continental Drive
             Cranbury, NJ  08570

                                                                EXHIBIT G


                       AGREEMENT, dated as of December 15, 1994, made by
             THE CONTINENTAL CORPORATION, a New York corporation (the "Company"), in favor of CITICORP NORTH AMERICA, INC., a
              -------
             Delaware corporation, as Agent (the "Agent") for the
                                                  -----
             Purchasers (as defined in the Preliminary Statements below).

                  PRELIMINARY STATEMENTS

                       (1) The Continental Insurance Company, Boston Old Colony Insurance Company, The Buckeye Union Insurance Com-pany, Casualty Insurance Company, Commercial Insurance Com-pany of Newark, N.J., The Continental Insurance Company of New Jersey, Continental Lloyd's Insurance Company, Conti-nental Reinsurance Corporation, The Fidelity and Casualty Company of New York, Firemen's Insurance Company of Newark, New Jersey, The Glens Falls Insurance Company, Kansas City Fire and Marine Insurance Company, The Mayflower Insurance Company, Ltd., National-Ben Franklin Insurance Company of Illinois, Niagara Fire Insurance Company, Pacific Insurance Company and Workers' Compensation and Indemnity Company of California (each an "Originator" and collectively the "Ori-
                                  ----------                        ----
             ginators" or the "Seller"), each a direct or indirect sub-
             --------          ------
             sidiary of the Company, has entered into a Receivables Pur-chase and Sale Agreement dated as of December 15, 1994 (the "Agreement"; the terms defined therein and not otherwise
              ---------
             defined herein being used herein as therein defined), pur-suant to which the Seller will sell Eligible Receivables to Corporate Receivables Corporation ("CRC"), Falcon Asset
                                                 ---
             Securitization Corporation ("FALCON"), Atlantic Asset Secu-
                                          ------
             ritization Corp. ("ATLANTIC") and Sheffield Receivables
                                --------
             Corporation ("Sheffield"), collectively with CRC, FALCON,
                           ---------
             ATLANTIC and any Person that may become an Assignee under the Agreement pursuant to Section 8.01 of the Agreement, being the "Purchasers" and, individually, a "Purchaser").
                        ----------                        ---------
             The Agent is acting as agent under the Agreement for the Purchasers.

                       (2) It is a condition precedent to the Purchase of the Purchased Receivables under the Agreement that the Company, as the beneficial owner of all of the outstanding shares of stock of each Originator other than Continental Lloyd's Insurance Company, and as the beneficial owner of all of the interests in Continental Lloyd's Insurance Com-pany, shall have executed and delivered this Agreement.

                       NOW, THEREFORE, in consideration of the premises
             and in order to induce the Initial Purchasers to make Pur-chases under the Agreement, the Company hereby agrees as follows:

                       SECTION 1.  Unconditional Undertaking; Enforce-
                                   -----------------------------------
             ment.  (a)  The Company hereby unconditionally and irrevo-
             ----
             cably undertakes and agrees with and for the benefit of the Purchasers and the Agent to cause the due and punctual per-formance and observance by the Seller and its successors and assigns of all of the terms, covenants, conditions, agree-ments and undertakings on the part of the Seller (whether as Seller, Collection Agent or otherwise) to be performed or observed under the Agreement or any document delivered in connection with the Agreement in accordance with the terms thereof, including, without limitation, any agreement of the Seller to pay any money under the Agreement or any such other document (all such terms, covenants, conditions, agreements and undertakings on the part of the Seller to be performed or observed being collectively called the "Seller
                                                                  ------
             Obligations").  In the event that the Seller shall fail in
             -----------
             any manner whatsoever to perform or observe any of the Sel-ler Obligations when the same shall be required to be per-formed or observed under the Agreement or any such other document, then the Company will itself duly and punctually perform or observe, or cause to be duly and punctually per-formed or observed, such Seller Obligation, and it shall not be a condition to the accrual of the obligation of the Com-pany hereunder to perform or observe any Seller Obligation (or to cause the same to be performed or observed) that the Purchasers or the Agent shall have first made any request of or demand upon or given any notice to the Company or to the Seller or their respective successors or assigns, or have instituted any action or proceeding against the Company or the Seller or their respective successors or assigns in respect thereof.

                       (b) The Purchasers and the Agent may proceed to enforce the obligations of the Company under this Section 1 without first pursuing or exhausting any right or remedy which the Purchasers or the Agent may have against the Sel-ler, any other Person or with respect to the Purchased Re-ceivables.

                       SECTION 2.  Obligation Absolute.  The Company will
                                   -------------------
             perform its obligations under this Agreement regardless of any law, rule, regulation or order now or hereafter in ef-fect in any jurisdiction affecting any of the terms of the Agreement or any document delivered in connection with the Agreement or the rights of the Purchasers or the Agent with respect thereto. The obligations of the Company under this Agreement shall be absolute and unconditional irrespective of:

                            (i)  any lack of validity or enforceability
                  of the Agreement, any Ownership Document or any docu-ment or any other agreement or instrument relating thereto;

                           (ii) any change in the time, manner or place of performance of, or in any other term or, all or any of the Seller Obligations, or any other amendment or waiver of or any consent to departure from the Agree-ment, any Ownership Document or any document or any other agreement or instrument relating thereto;

                          (iii)  any exchange, release or failure to
                  transfer title to the Purchased Receivables, or any release or amendment or waiver of or consent to depar-ture from any other guaranty, for all or any of the Seller's Obligations;

                           (iv) any failure to obtain any authorization or approval from or other action by, or to notify or file with, any governmental authority or regulatory body required in connection with the performance of such obligations by the Company;

                            (v)  any impossibility or impracticality of
                  performance, illegality, force majeure, any act of any government, or any other circumstance which might con-stitute a defense available to, or a discharge of, the Seller or the Company, or any other circumstance, event or happening whatsoever, whether foreseen or unforeseen and whether similar or dissimilar to anything referred to above in this Section; or

                           (vi)  any disposition of the stock of any
                  Originator.

             This Agreement shall continue to be effective or be rein-stated, as the case may be, if at any time any payment by the Seller under the Agreement or any document delivered in connection with the Agreement is rescinded or must otherwise be returned by any Purchaser or the Agent upon the insol-vency, bankruptcy or reorganization of any Originator or otherwise, all as though such payment had not been made.
             The obligations of the Company under this Agreement shall not be subject to reduction, termination or other impairment by reason of any set-off, recoupment, counterclaim or de-fense or for any other reason. The obligations of the Com-pany under this Agreement shall not be discharged except by performance as herein provided.

                       SECTION 3.  Waiver.  The Company hereby waives
                                   ------
             promptness, diligence, notice of acceptance and any other notice with respect to any of the Seller Obligations and this Agreement, the Agreement, the Ownership Documents and any other document related thereto and any requirement that any Purchaser or the Agent exhaust any right or take any action against the Seller, any other Person or with respect to any Purchased Receivable.

                       SECTION 4.  Subrogation.  The Company will not
                                   -----------
             exercise or assert any rights which it may acquire by way of subrogation under this Agreement unless and until all of the Seller Obligations shall have been paid and performed in full. If any payment shall be made to the Company on ac-count of any subrogation rights at any time when all of the Seller Obligations shall not have been paid and performed in full, each and every amount so paid will be held in trust for the benefit of the Purchasers and forthwith be paid to the Agent to be credited and applied to the Seller Obliga-tions to the extent then unsatisfied, in accordance with the terms of the Agreement or any document delivered in connec-tion with the Agreement, as the case may be. In the event that (i) the Company shall have satisfied any of the Seller Obligations and (ii) all of the Seller Obligations shall have been paid and performed in full, the Agent will, at the Company's request and expense, execute and deliver to the Company appropriate documents, without recourse and without representation or warranty of any kind, necessary to evi-dence or confirm the transfer by way of subrogation to the Company of the rights of the Purchasers or the Agent, as the case may be, with respect to the Seller Obligations to which the Company shall have become entitled by way of subroga-tion, and thereafter the Purchasers and the Agent shall have no responsibility to the Company or any other Person with respect thereto.

                       SECTION 5.  Representations and Warranties of the
                                   -------------------------------------
             Company.  The Company hereby represents and warrants as
             -------
             follows:

                            (a)  The Company is a corporation duly orga-
                  nized, validly existing and in good standing under the laws of the jurisdiction named at the beginning of this Agreement and is duly qualified to do business, and in good standing, in every jurisdiction where the failure to so qualify would materially adversely affect the Company's condition, financial or otherwise, operations or prospects.

                            (b)  The execution, delivery and performance
                  by the Company of this Agreement and the other instru-ments and documents to be delivered by it in connection herewith, and the transactions contemplated hereby, are within the Company's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Company's charter or by-laws, (ii) any law, rule or regulation applicable to the Company,
                  (iii) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on the Company or affecting its property or (iv) any order, writ, judgment, award, injunction or decree binding on the Company or affect-ing its property, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its pro-perties; and no transaction contemplated hereby re-quires compliance with any bulk sales act or similar law. This Agreement has been duly executed and deli-vered by the Company.

                            (c)  No authorization or approval or other
                  action by, and no notice to or filing with, any govern-mental authority or regulatory body or any other third party (including, without limitation, the Investor or any of its Affiliates) is required for the due execu-tion, delivery and performance by the Company of this Agreement or any other document or instrument to be delivered in connection herewith except for the consent
                                                   ------
                  of the Investor referred to in Article III of the Agreement, which, at the time required in Article III, shall have been duly made and shall be in full force and effect.

                            (d)  This Agreement is the legal, valid and
                  binding agreement of the Company enforceable against the Company in accordance with its terms.

                            (e)  The Company is the registered and bene-
                  ficial direct or indirect owner of all of each class of the issued and outstanding shares of the capital stock of each Originator, other than Continental Lloyd's Insurance Company. All of the interests in Continental Lloyd's Insurance Company are directly or indirectly beneficially owned by the Company.

                            (f)  There are no actions, suits or proceed-
                  ings pending or, to the knowledge of the Company, threatened against or affecting the Company or any subsidiary, or the property of the Company or of any subsidiary, in any court, or before any arbitrator of any kind, or before or by any governmental body, which may materially adversely affect either the financial condition or operations of the Company or the Company and its subsidiaries taken as a whole or the ability of the Company to perform its obligations hereunder. Neither the Company nor any subsidiary is in default with respect to any order of any court, arbitrator or governmental body except for defaults, if any, with respect to orders of governmental agencies which de-faults are not material to the business or operations of the Company or any subsidiary.

                            (g)  The consolidated balance sheet of the
                  Company and its consolidated subsidiaries as at December 31, 1993, and the related consolidated state-ments of income and retained earnings of the Company and its consolidated subsidiaries for the fiscal year then ended, in each case certified by KPMG Peat Marwick, independent public accountants, and the con-solidated balance sheet of the Company and its consoli-dated subsidiaries as at September 30, 1994, and the related consolidated statements of income and retained earnings of the Company and its consolidated subsidi-aries for the nine-month period then ended, in each case certified by the controller or other appropriate officer of the Company, copies of which have been fur-nished to the Agent, fairly present the consolidated financial condition of the Company and its consolidated subsidiaries as at such date and the consolidated re-sults of the operations of the Company and its consoli-dated subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since December 31, 1993, there has been no material adverse change in such condition or operations.

                            (h) The Company has received $275 million in cash from the Investor (or a wholly owned subsidiary thereof) as payment for the issuance by the Company of shares of its Series F Preferred Stock, Series H Pre-ferred Stock and Series T Preferred Stock (such Series F Preferred Stock, Series H Preferred Stock and Series T Preferred Stock being, collectively, the "Preferred
                                                              ---------
                  Stock") pursuant to the Securities Purchase Agreement
                  -----
                  (the "Securities Purchase Agreement") dated as of De-
                        -----------------------------
                  cember 6, 1994 between the Company and the Investor attached as an exhibit to the Current Report (the "Cur-
                                                                     ----
                  rent Report") on Form 8-K dated December 9, 1994 of the
                  -----------
                  Company filed with the Securities and Exchange Commis-sion. The Current Report, including all exhibits thereto, and the other information furnished by or on behalf of the Company with respect to the transactions described in the Current Report do not contain any untrue statement of a material fact or fail to state a material fact necessary to make the statements made therein not misleading.

                            (i)  No authorization or approval or other
                  action by any governmental authority or regulatory body was required for the valid issuance by the Company of the Preferred Stock.

                            (j)  No "specified corporate action" (as
                  defined on the date hereof in the Certificate of Amend-ment of the Certificate of Incorporation of the Company attached as Exhibit A to the Securities Purchase Agree-
                  ment) has occurred on or prior to the date hereof.

                       SECTION 6.  Covenants.  Until the date on which
                                   ---------
             all of the Seller Obligations shall have been fully satis-fied, the Company will, unless the Agent at the direction of the Majority Purchasers shall have otherwise consented in writing:

                            (a)  Compliance with Laws, Etc.  Comply in
                                 -------------------------
                  all material respects with all applicable laws, rules, regulations and orders with respect to it, its business and properties, the non-compliance with which would materially adversely affect it, its business and pro-perties.

                            (b)  Preservation of Corporate Existence.
                                 -----------------------------------
                  Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such exis-tence, rights, franchises, privileges and qualification would materially adversely affect the interests of any Purchaser or the Agent under the Agreement or the abi-lity of the Company to perform its obligations under this Agreement.

                            (c)  Reporting.  Furnish to the Agent, each
                                 ---------
                  Initial Purchaser and each Purchaser holding a Share Percentage of at least 25%:

                                 (i)  as soon as available and in any
                            event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its consolidated subsidi-aries as of the end of such quarter, and consolidated statements of income and re-tained earnings of the Company and its con-solidated subsidiaries each for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified, respectively, by the chief finan-cial officer or chief accounting officer of the Company; provided, however, that delivery
                                         --------  -------
                            of the Form 10-Q of the Company filed pursu-
                            ant to the Securities Exchange Act of 1934, as amended, will satisfy the reporting re-quirement under this subsection as to any fiscal quarter so long as such Form 10-Q (A) is delivered within 60 days after the end of such quarter, and (B) includes those finan-cial statements referred to in this subsec-tion (i); and

                                (ii)  as soon as available and in any
                            event within 120 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheets of the Company and its consolidated subsidiaries as of the end of such year and the related consolidated statements of income and retained earnings of the Company and its consolidated subsidiaries for such year reported on by KPMG Peat Marwick or other nationally recognized inde-pendent public accountants acceptable to the

                            Agent; provided, however, that delivery of
                                   --------  -------
                            the Form 10-K of the Company filed pursuant to the Securities Exchange Act of 1934, as amended, will satisfy the reporting require-ment under this subsection as to any fiscal year so long as such Form 10-K (A) is deliv-ered within 120 days after the end of such fiscal year, and (B) includes those financial statements referred to in this subsection
                            (ii).

                       SECTION 7.  Amendments, Etc.  (a)  No amendment or
                                   ---------------
             waiver of any provision of this Agreement nor consent to any departure by the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the Company, the Agent and all of the Purchasers, and then such waiver or consent shall be effective only in the speci-fic instance and for the specific purpose for which given.

                       (b) The Company shall be entitled to rely without investigation upon any notice or request received from the Agent or other action by the Agent that recites that it is appropriately authorized pursuant to the terms of the Agree-ment.

                       (c) The Company shall be entitled to rely conclu-sively upon any notice with respect to an assignment of a Share Percentage of Purchased Receivables provided to the Seller pursuant to Section 8.01 of the Agreement and shall not be required to treat an Assignee as a Purchaser in the absence of such notice.

                       SECTION 8.  Expenses.  The Company will upon de-
                                   --------
             mand pay to the Agent and each Purchaser the amount of any and all reasonable expenses, including attorneys' fees and expenses, which they may incur in connection with the exer-cise or enforcement of any of their respective rights or interests hereunder.

                       SECTION 9.  Addresses for Notices.  All demands,
                                   ---------------------
             notices and other communications provided for hereunder shall be in writing (including telex communication) and, if to the Company, mailed or telexed or delivered to it, addressed to it at 180 Maiden Lane, New York, New York 10038, Attention of William F. Gleason, Jr., Senior Vice President, General Counsel and Secretary (Telex No. 426785); if to the Agent or any Purchaser, mailed, telexed, or tele-copied or delivered to the Agent or any such Person at the address designated by each Initial Purchaser and the Agent on the signature pages of the Agreement or, as to each other Purchaser, as designated by each such Purchaser to the Agent; or, as to any such Person, at such other address as shall be designated by such Person in a written notice to each other such Person complying as to delivery with the terms of this Section 9. All such demands, notices and other communications shall be effective when presented at the address of the addressee thereof or, in the case of notice by telex or telecopy, when telexed against receipt of an answer back or transmitted by telecopier, respectively, in each case addressed as aforesaid.

                       SECTION 10.  No Waiver, Remedies.  No failure on
                                    -------------------
             the part of the Agent or any Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                       SECTION 11.  Continuing Agreement.  This Agreement
                                    --------------------
             is a continuing agreement and shall (i) remain in full force and effect until the Agreement shall have been terminated and all of the Seller Obligations shall have been fully satisfied, (ii) be binding upon the Company, its successors and assigns and (iii) inure to the benefit of and be en-forceable by the Agent, each Purchaser, and their respective successors, transferees and assigns.

                       SECTION 12.  Governing Law.  This Agreement shall
                                    -------------
             be governed by, and construed in accordance with, the laws of the State of New York.

                       IN WITNESS WHEREOF, the Company has caused this
             Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above writ-ten.

                                      THE CONTINENTAL CORPORATION



                                      By
                                        -------------------------





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